                                                                   EXHIBIT 10.22


                               AGREEMENT OF SALE
                               -----------------


     THIS AGREEMENT OF SALE (this "Agreement"), is effective as of the 23rd day of June, 1999, by and between MECHANICAL TECHNOLOGY INCORPORATED ("MTI") a New York Corporation ("Seller"), and PLUG POWER, LLC, a Delaware Limited Liability Company ("Purchaser").

                              W I T N E S S E T H:
                              -------------------

1. PURCHASE AND SALE. Purchaser agrees to purchase and Seller agrees to sell at the price of Nine Million Seven Hundred Thousand and No/100 Dollars ($9,700,000.00) (the "Purchase "Price"), that certain property commonly known as 968 Albany-Shaker Road and 950 Albany-Shaker Road in the Town of Colonie, Latham, New York and more particularly described as follows, subject only to the "Permitted Exceptions" (hereinafter defined);

1.1. that certain tract of real estate consisting of approximately 35.6 acres, on which is situated two (2) office/manufacturing buildings, which real estate is legally described in the attached Exhibit A, together with any and all and
                                     ---------
singular easements, covenants, agreements, rights, privileges, tenements, hereditaments, rights of way, licenses, interests and appurtenances of any kind thereunto now or hereafter owned by Seller and belonging or appertaining thereto including, but not limited to, all right, title and interest of Seller in and to any adjacent vaults, alleys, strips or gores of land, and any air, zoning or development rights appurtenant thereunto and all right, title and interest of Seller in and to any land lying in the bed of any street, highway, alley, road access way, easement of avenue (whether open, closed or proposed) within, in front of, behind, aside or otherwise adjoining the real estate legally described in Exhibit A, and all right, title and interest of Seller in and to any award made of to be made as a result or in lieu of condemnation (subject to the provisions of Paragraph 6 hereof) (collectively the "968 Land"); and

1.1.2 that certain tract of real estate consisting of approximately .37 acres, on which is situated one (1) house, which real estate is legally described in the attached Exhibit B, together with any and all and singular
                          ---------
easements, covenants, agreements, rights, privileges, tenements, hereditaments, rights of way, licenses, interests and appurtenances of any kind thereunto now or hereafter owned by Seller and belonging or appertaining thereto including, but not limited to, all right, title and interest of Seller in and to any adjacent vaults, alleys, strips or gores of land, and any air, zoning or development rights appurtenant thereunto and all right, title and interest of Seller in and to any land lying in the bed of any street, highway, alley, road access way, easement of avenue (whether open, closed or proposed) within, in front of, behind, aside or otherwise adjoining the real estate legally described in Exhibit B, and all right, title and interest of Seller in and to any award made of to be made as a result or in lieu of condemnation (subject to the provisions of Paragraph 6 hereof) (collectively the "950 Land"), (the "968 Land" and the "950 Land" collectively the "Land");

1.2. all right, title and interest of Seller in and to all of the buildings, structures and other improvements now or hereafter in, on, over or under the Land, and to any award for damage to such buildings and improvements or any part thereof by reason of casualty, exclusive of any furniture, furnishings, fixtures, equipment, machinery or other personal property (subject to the provisions of Paragraph 6 hereof) (collectively, the "Improvements"; the Land and Improvements being collectively referred to as the "Premises"); and

1.3 all right, title and interest of Seller in and to all existing contracts, permits, guarantees, bonds, certificates of occupancy, warranties, surveys, blue prints, drawings, plans and specifications, to the extent available and in Seller's possession or control (excluding computer software) related to the Premises (the "Contracts").


2.   PURCHASE PRICE.  The Purchase Price shall be paid by Purchaser as follows:


2.1. On the "Closing Date" (as hereinafter defined), the Purchase Price, adjusted in accordance with the prorations, shall be paid as follows:

     a) Purchaser shall transfer shares of Purchaser's class A membership interest units (the "Class A Shares") in an amount equal to $4,697,782 based upon a par unit valuation of $6.67 per unit;

     b) Purchaser shall assume all obligations of Seller under that certain installment sale agreement by and between Seller and the Town of Colonie Industrial Development Agency (the "IDA"), dated December 1, 1998, (the "Installment Sale Agreement") and all other obligations of Seller in connection with the Land, Premises and Contracts; and

     c) Seller shall transfer all remaining research credits as is defined in Purchaser's Limited Liability Company Agreement, dated June 27, 1997, as amended.

3.   TITLE COMMITMENT, SURVEY AND APPRAISAL

3.1. Attached hereto Exhibit E is a copy of a title commitment for an
                     ---------
owners' standard title insurance policy issued by D'Agostino, Hoblock, Greisler & Siegel, P.C. as agent for the Chicago Title Insurance Company (such company is hereinafter referred to as "Initial Title Insurer") dated June 10, 1999 for the Premises (the "Title Commitment"). For purposes of this Agreement, "Permitted Exceptions" shall mean: (a) those matters listed on Exhibit F attached hereto;
                                                     ---------
(b) general real estate taxes, assessments, special assessments, special district taxes and related charges not yet due and payable; and (c) matters caused by the actions of Purchaser. On the Closing Date, as a condition to Purchaser's obligations hereunder, Seller shall deliver to Purchaser a 1992 ATLA title policy in conformance with the previously delivered "Title Commitment", subject to

Permitted Exceptions (the "Title Policy"). Purchaser shall pay for the premiums for the Title Policy and Purchaser shall pay for the premiums for any endorsements to, or extended coverage on the Title Policy.

3.2 Purchaser has received a survey of the Premises prepared by C.T. Male & Associates, dated November 30, 1998.

3.3. The obligation of Purchaser to pay various costs set forth in Paragraphs
3.1 and 3.2 shall survive the consummation of the within transaction (the "Closing") and termination of this Agreement unless this Agreement is terminated by reason of Seller's default.

3.4. Purchaser has received an appraisal of the Premises prepared for Key Bank dated, October 31, 1998 (the "Appraisal").


4.   PAYMENT OF CLOSING COSTS.

4.1 Purchaser shall pay for the costs of the documentary or transfer stamps to be paid with reference to the "Deed" (hereinafter defined) and all other stamps, intangible, transfer, documentary, recording, sales tax and surtax imposed by law with reference to any other sale documents delivered in connection with the sale of the Premises to Purchaser.


5.   CONDITION OF TITLE.

5.1 Seller agrees to convey fee simple title to the Premises to Purchaser by a warranty deed (the "Deed") in recordable form.


6.   CONDEMNATION, EMINENT DOMAIN, DAMAGE AND CASUALTY

6.1 Except as provided in the indemnity provisions contained in Paragraph 7 of this Agreement, Seller shall bear all risk of loss with respect to the Premises up to the time title is transferred to Purchaser in accordance with this Agreement. Notwithstanding the foregoing, in the event of damage to the Premises by fire or other casualty that is neither the direct nor indirect fault of Purchaser, prior to the Closing Date, repair of which would cost less than or equal to $500,000 (as reasonably determined by Seller in good faith) Purchaser shall not have the right to terminate its obligations under this Agreement by reason thereof, but Seller shall have the right to elect to either repair and restore the Premises (in which case the Closing shall be adjourned by up to 90 days until completion of such restoration) or to assign and transfer to Purchaser on the Closing Date all of Seller's right, title and interest in and to all insurance proceeds paid or payable to Seller on account of such fire or casualty and allow as a credit against the Purchase Price an amount equal to the applicable insurance deductible. Seller shall promptly notify Purchaser in writing of any such fire or other casualty and Seller's determination of the cost to repair the damage caused thereby. In the event of damage to the Premises by fire or other casualty not caused either directly or indirectly by Purchaser, prior to the Closing Date, repair of which would cost in excess of $500,000 (as reasonably determined by Seller in good faith), then this Agreement may be terminated at the option of Purchaser, which option shall be exercised, if at all, by Purchaser's written notice thereof to Seller within fifteen (15) business days after Purchaser receives written notice of such fire or other casualty, and Seller's determination of the amount of such damages, and upon the exercise of such option by Purchaser this Agreement shall become null and void, and neither party shall have any further liability or obligations hereunder except for those obligations expressly stated to survive termination. In the event that Purchaser does not exercise the option set forth in the preceding sentence, the Closing shall take place on the scheduled Closing Date and Seller shall deliver, assign and transfer to Purchaser on the Closing Date all insurance proceeds theretofore received by Seller and all of Seller's right, title and interest in and to all insurance proceeds payable to Seller on account of the fire or casualty and allow as a credit against the Purchase Price an amount equal to the applicable insurance deductible. In the event of damage to the Premises by fire or other casualty that is caused either directly or indirectly by Purchaser, Purchaser shall proceed to closing on the Closing Date set forth herein. Any insurance proceeds due to Seller in connection with the Premises shall be paid in the following priority: (1) to compensate Seller for its loss; (2) the remainder, if any, to Purchaser.

6.2 If between the date of this Agreement and the Closing Date, any condemnation or eminent domain proceedings are initiated which might result in the taking of any part of the Premises or the taking or closing of any right of access to the Premises, Seller shall immediately notify Purchaser of such occurrence. In the event that the taking of any part of the Premises shall:
(i) adversely and materially impair access to the Premises; (ii) adversely and materially impair the use of the Premises; or (iii) affect the value of the Premises in an amount greater than $100,000 (hereinafter collectively referred to as a "Material Event"), Purchaser may:

6.2.l terminate this Agreement by written notice to Seller, in which event all rights and obligations of the parties hereunder with respect to the closing of this transaction will cease; or

6.2.2 proceed with the Closing, in which event Seller shall deliver, transfer and assign to Purchaser all amounts previously paid to Seller on account thereof and all of Seller's right, title and interest in and to any award payable in connection with such condemnation or eminent domain proceedings.

6.3 Purchaser shall then notify Seller, within ten (10) business days after Purchaser's receipt of Seller's notice, whether Purchaser elects to exercise its rights under Paragraph 6.2.1 or Paragraph 6.2.2. Closing shall be delayed, if necessary, until Purchaser makes such election. If Purchaser fails to make an election within such ten (10) business day period, Purchaser shall be deemed to have elected to exercise its rights under Paragraph 6.2.1. Except as otherwise provided in this Agreement, if between the date of this

Agreement and the Closing Date, any condemnation or eminent domain proceedings are initiated which do not constitute a Material Event, Purchaser shall be required to proceed with the Closing, in which event Seller shall deliver, transfer and assign to Purchaser all of Seller's right, title and interest in and to any award payable in connection with such condemnation or eminent domain proceedings.


7     INSPECTION, ENVIRONMENTAL WARRANITES AND CONDITIONS PRECEDENT TO CLOSING

7.1 In connection with Purchaser's review of the Premises, Seller agrees to deliver to Purchaser copies of the most recent tax and insurance bills, utility account numbers, and service contracts.

7.2 Seller makes no representations or warranties concerning Purchaser's use, storage, disposal, treatment or handling of hazardous or toxic wastes (the "Purchaser's Use"). The Seller hereby makes the following representations, warranties; and covenants concerning Hazardous Substances: (i)(A) Except for Purchaser's Use, no portion of the Premises or any property owned by the Seller which is adjacent to the Premises is being used, or has ever been used at any previous time to generate, treat, store, handle or dispose of hazardous or toxic substances, as such term is defined by applicable federal, state or local laws and regulations relating to hazardous waste, except in compliance with Environmental Laws (hereinafter defined); (B) To the best of Seller's knowledge, the soil and surface water and ground water which are a part of the Premises are free from any solid wastes, hazardous or toxic substances or contaminant and any discharge of sewage or effluent; and (C) To the best of Seller's knowledge, no lien has been attached to the Premises, or any revenues therefrom as a result of a violation of any federal, state or local laws and regulations governing hazardous waste removal and clean-up, nor are there any governmental, judicial or administrative actions with respect to environmental matters pending, or the best of the Seller's knowledge threatened, which involve the Premises; (ii) Except for Purchaser's Use, there have been no summons, citations, directives, letters or other written communication received from any federal, state or local agency charged with the enforcement of any environmental protection laws or regulations which has resulted from the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of hazardous substances, as such term is currently defined by applicable federal, state and local laws or regulations relating to hazardous waste at the Premises; (iii) Except for Purchaser's Use, the Premises are in compliance in all material respects with all applicable federal, state, or local laws and regulations, including, without limitation, those relating to hazardous and toxic substances and other environmental laws.

7.2.1 Except for Purchaser's Use, the Seller agrees to comply in all material respects with all applicable laws, rules, regulations, and orders, relating to hazardous waste applicable to the Premises.

7.2.2 At no expense to the Purchaser, the Seller shall promptly supply the Purchaser with any written notices, correspondence and submissions made by the Seller to the New

York State Department of Environmental Conservation, the United States Environmental Protection Agency, the United States Occupational Safety and Health Administration, or any other local, state or federal authority that regulates wastes. This shall not include routine correspondence or submissions to any agency or authority.

7.2.3 Except for any claims, actions, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, attorney and consultant fees, investigations or laboratory fees, court costs and litigation expenses of whatever kind or nature known or unknown, contingent or otherwise) arising out of or in any way related to Purchaser's use of the Premises, the Seller agrees to defend, indemnify and hold harmless Purchaser, its employees, agents, officers and directors from and against any claims, actions, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, attorney and consultant fees, investigations or laboratory fees, court costs and litigation expenses of whatever kind or nature known or unknown, contingent or otherwise) arising out of or in any way related to: (i) the past or present disposal, release or threatened release of any hazardous or toxic substances on the Premises; (ii) any personal injury (including wrongful death or property damage, real or personal) arising out of or related to such hazardous or toxic substances; (iii) any lawsuit brought or threatened, settlement reached or government order given relating to such hazardous or toxic substances; and/or (iv) any violation of law, order, regulation, requirement, or demand of any government authority, which are based upon or in any way related to such hazardous or toxic substances.

7.2.4. The Seller knows of no on-site or off-site locations where hazardous or toxic substances from the operation of any improvement or otherwise have been stored, treated, recycled or disposed of.

7.2.5 The provisions of this Section shall be in addition to any other obligations and liabilities the Seller may have to the Purchaser or Purchaser may have to Seller at common law, and shall survive the transactions contemplated herein;

7.2.6. Purchaser shall indemnify and hold harmless Seller for any claims, actions, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, attorney and consultant fees, investigations or laboratory fees, court costs and litigation expenses of whatever kind or nature known or unknown, contingent or otherwise) arising out of or in any way related to Purchaser's Use of the Premises.

7.2.7. The term "Environmental Laws" shall include all federal, state and local statutes, codes, regulations, rules, ordinances, orders, standards, permits, licenses, policies and requirements (including consent decrees, judicial decisions and administrative orders) relating to the protection, preservation, remediation or conservation of the environment or worker health or safety, all as amended or reauthorized, or as hereafter amended or reauthorized, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. (S) 9601 et seq., the
                                                              -- ---
Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. 6901 et seq.,
                                                                        -- ---
the Emergency Planning and Community Right-to-Know Act ("Right-to-Know Act"), 42 U.S.C. (S) 11001 et seq., the Clean Air Act ("CAA"), 42 U.S.C. (S) 7401 et seq.,
                 -- ---                                                 -- ---
the Federal

Water Pollution Control Act ("Clean Water Act"), 33 U.S.C. (S) 1251 et seq.
                                                                    -- ---
the Toxic Substances Control Act ("TSCA"), 15 U.S.C. (S) 2601 et seq., the
                                                              -- ---
Safe Drinking Water Act ("Safe Drinking Water Act"), 42 U.S.C. (S) 300f et
                                                                        --
seq., the Atomic Energy Act ("AEA"), 42 U.S.C. (S) 2011 et seq., the
---                                                     -- ---
Occupational Safety and Health Act ("OSHA"), 29 U.S.C. (S) 651 et seq., and the
                                                               -- ---
Hazardous Materials Transportation Act (the "Transportation Act"), 49 U.S.C. (S) 1802 et seq.
     -- ---

7.2.8. The term "hazardous substance" shall include, without limit, any substance or material defined in 42 U.S.C. Section 9601 (as the same may be amended from time to time), the Hazardous Materials Transportation Act (as amended from time to time), and the New York Environmental Conservation Law or the Resource Conservation and Recovery Act (as each may be amended from time to time) and in any regulations adopted or publications promulgated pursuant to any of the foregoing.

7.3 Seller has provided to Purchaser the following existing report: Phase I Environmental Site Assessment, prepared for Seller and Key Bank by Rust Environment & Infrastructure, dated July, 1998 (the "Existing Report"). Purchaser hereby releases Seller and the Affiliates of Seller from any liability whatsoever with respect to the Existing Report, or, including, without limitation, the accuracy and/or completeness of the Existing Report. Furthermore, Purchaser acknowledges that it will be purchasing the Premises with all faults disclosed in the Existing Report. Notwithstanding anything contained herein to the contrary, the terms of this Paragraph 7.3 shall survive the Closing and the delivery of the Deed and termination of this Agreement.

7.4 If Purchaser's consultants reasonably determine that, based upon their examination of the Existing Report, a Phase II examination is necessary with respect to all or part of the Premises, Purchaser may elect to perform a Phase II examination, at Purchaser's sole expense. Purchaser may also elect to examine the structural, mechanical, electrical, HVAC, plumbing and other physical characteristics and condition of the new building constructed in 1998, commonly known as Building One ("Building One"); and the compliance of Building One with all housing, zoning, land-use, subdivision, life safety, and fire codes, and codes with respect to access for persons with disabilities, including, without limitation, the Americans with Disabilities Act, together with building and construction laws and regulations restricting or regulating or otherwise affecting the use, occupancy or enjoyment of the Premises. Such examinations will be completed not later than June 18, 1999, and if not completed will be deemed waived. The successful assignment to, and assumption by the Purchaser of Seller's obligations under the Installment Sale Agreement including, but not limited to Seller's debt of approximately Six Million Dollars ($6,000,000) of IDA Taxable Industrial Development Revenue Bonds (the "IDA Loan"), is a condition precedent to Closing ("Condition Precedent"). Purchaser has a commitment to provide a back-up letter of credit from Key Bank N.A. (the "Key Term Sheet") to secure the IDA Loan. Purchaser agrees to complete the assignment and assumption of the IDA Loan on terms not less favorable than those set forth on the Key Term Sheet.

8.     CLOSING.

8.1 The Closing shall take place when the foregoing Conditions Precedent have occurred, and the following conditions have been met, but not later than July 6, 1999 (the "Closing Date"), at which time Seller shall deliver possession of the Premises to Purchaser. Notwithstanding anything contained herein to the contrary, Purchaser shall have the right to extend the Closing Date for a period not to exceed two (2) weeks. In the event that the Conditions Precedent do not occur, or the following conditions are not met due to Seller's Default, the provisions set forth in Section 11 of this Agreement shall take effect. Prior to the release of the Purchase Price to Seller, Purchaser shall receive the Title Policy or marked-up commitment dated the date of the Closing Date.

8.2. On or prior to the Closing Date, Seller and Purchaser shall execute and deliver to one another a joint closing statement and such other documents as may be reasonably required by the Title Insurer in order to consummate the transaction as set forth in this Agreement.

8.3. On the Closing Date, Seller shall execute and acknowledge (if appropriate) and deliver to Purchaser the following:

8.3.1. A Warranty Deed (in the form of Exhibit G attached hereto), subject only
                                        ---------
to the Permitted Exceptions expressly consented to by the Purchaser;

8.3.2. An assignment of the Contracts and the intangible property, if any;

8.3.3. All documents necessary or convenient to effectuate the assumption by Purchaser of Seller's obligations under the Installment Sale Agreement and the Bank Documents as that term is defined in the Installment Sale Agreement;

8.3.4. All documents and instruments reasonably required by the Title Insurer to issue the Title Policy;

8.3.5. Possession of the Premises to Purchaser;

8.3.6. Evidence of the termination of any and all management and leasing agreements affecting the Premises, other than Permitted Exceptions;

8.3.7. Plans and specifications of the Improvements within the possession or control of Seller prepared in connection with the construction, maintenance, repair, management or operation of the Premises;

8.3.8. All lease files and expense records maintained at the Premises by or on behalf of Seller in connection with the Premises;

8.3.9. The keys in Seller's possession to all entrance doors, tenant spaces, offices and store rooms;

8.3.10. An opinion of counsel as to the following: (i) Seller's due incorporation; (ii) Seller's power, authority, and due authorization to enter into this Agreement and to consummate the transactions contemplated herein; and
(iii) no action, suit, proceeding, inquiry or investigation before any court, public board or body is pending or, to Seller's knowledge, threatened, wherein an unfavorable decision, ruling or finding would materially and adversely affect the validity or enforceability of this Agreement.

8.4. On the Closing Date Purchaser shall deliver: (i) $4,697,782 worth of Purchaser's Class A Shares at $6.67 per share; (ii) the assignment documents related to the IDA Loan; (iii) the lease for Building One, top floor, the term of which shall run to December 31, 1999 and the lease for Building One, bottom floor, the term of which shall run to December 31, 2000, in the form attached hereto as Exhibit C; and (iv) an opinion of counsel as to the authority of
          ---------
Purchaser to enter into the transactions contemplated by this Agreement and to issue the Class A Shares and assume the IDA Loan contemplated hereby.

9.    [RESERVED]

10.   PURCHASER'S DEFAULT.

IF THIS SALE IS NOT COMPLETED BECAUSE OF PURCHASER'S DEFAULT, PURCHASER SHALL
(i) COMPLETE CONSTRUCTION OF THE PREMISES AND SELLER SHALL CREDIT THE PURCHASER AS PRE-PAID LEASE PAYMENTS ALL EXPENDITURES ASSOCIATED WITH THE CONSTRUCTION;
(ii) ENTER INTO A LONG-TERM LEASE WITH SELLER FOR THE PREMISES (OTHER THAN BUILDING ONE); AND (iii) ISSUE $4,697,782 WORTH OF PURCHASER'S CLASS A SHARES AT $6.67 PER SHARE IN EXCHANGE FOR CASH.


11.   SELLER'S DEFAULT.

IF THIS SALE IS NOT COMPLETED BECAUSE OF SELLER'S DEFAULT, AND PURCHASER HAS COMMENCED CONSTRUCTION ON THE PREMISES: (i) THE PURCHASER SHALL COMPLETE CONSTRUCTION OF THE PREMISES AND THE SELLER SHALL CREDIT THE PURCHASER AS PRE-PAID LEASE PAYMENTS ALL EXPENDITURES ASSOCIATED WITH THE CONSTRUCTION; (ii) SELLER WILL EXECUTE A LEASE IN THE FORM ATTACHED HERETO AS EXHIBIT D; AND (iii)
                                                           ---------
SELLER SHALL PURCHASE IN CASH $4,697,782 WORTH OF PURCHASER'S CLASS A SHARES AT $6.67 PER SHARE.


12.   PRORATIONS.

12.1. The items described in this Paragraph shall be prorated between the parties on a per diem basis (on the basis of actual calendar days in the relevant calendar year) so that credits and charges preceding, or on 11:59 pm on the day preceding the Closing Date, shall be allocated to Seller and credits and charges for the period after 11:59 pm on the day preceding the Closing Date and all days thereafter shall be allocated to Purchaser.

12.1.1  Real Estate and Personal Property Taxes and Special Assessments.
General real estate and personal property taxes payable for all calendar years prior to the year in which Closing occurs shall be paid by Seller. General real estate and personal property taxes payable for the calendar year in which Closing occurs shall be prorated between Seller and Purchaser on the Closing Date, with taxes attributable to the day of Closing to be paid by Purchaser. If the Closing shall occur before the tax rate and assessment is fixed, the apportionment of such general real estate personal property taxes at the Closing shall be upon the basis of the latest tax rate applied to the most recently assessed value of the Premises. Purchaser shall receive a credit against the Purchase Price equal to Seller's prorated portion of such estimated general real estate and personal property taxes payable for the calendar year in which the Closing occurs. Seller shall pay on or before Closing the full amount of any bonds or assessments against the Premises including interest payable therewith, including any bonds or assessments that may be payable after the Closing Date as a result of or in relation to the construction or operation of any improvements or any public improvements that took place, or for which any assessment was levied prior to the Closing Date. Purchaser shall pay the full amount of any bonds or assessments incurred after the Closing Date that are not subject to the immediately preceding sentence. Purchaser shall notify Seller in writing promptly after such information is available to Purchaser in the event Purchaser's credit described above is insufficient to pay Seller's share of the actual general real estate or personal taxes for the calendar year in which Closing occurs, and Seller shall promptly pay such deficiency to Purchaser together with, if payment is not made within thirty (30) days after delivery of such notification, interest thereon at the lesser of two percent (2%) over the "prime rate" (as announced from time to time in the Wall Street Journal) per annum or the maximum rate allowed by law, from the date Purchaser notified Seller of the deficiency. In the event Purchaser's credit described above is in excess of Seller's share of the actual general real estate or personal property taxes for the calendar year in which Closing occurs, Purchaser shall promptly pay such excess to Seller together with, if payment is not made within thirty
(30) days after the delivery of such notification, interest thereon at the lesser of two percent (2%) over the "prime rate" (as announced from time to time in the Wall Street Journal) per annum or the maximum rate allowed by law, from the date Purchaser notified Seller of the excess.

12.1.2. Utility and fuel charges, including, without limitation, charges for water, electricity, gas, gasoline, steam, oil and telephones used in connection with the heating, cooling, lighting, maintenance and operation of the Premises and any personal property included therein or used in connection therewith shall be prorated as of the Closing Date. Seller shall obtain readings of all utility meters no earlier than 30 days prior to Closing Date.

12.1.3. Annual fees for those permits and licenses disclosed in Exhibit J shall
                                                                ---------
be prorated as of the Closing Date.

12.2.   The interest on the IDA Loan shall be prorated as of the Closing Date.

12.2.1. All other reasonable expenses normal to the operation and maintenance of the Premises which require payments either in advance or in arrears for periods which begin prior to the Closing Date or end thereafter shall be apportioned between Seller and Purchaser as of 11:59 P.M. on the day preceding the Closing Date.

12.3. Seller shall prepare or cause to be prepared statements in reasonable detail showing separately each item prorated or adjusted pursuant to this Agreement and a detailed reconciliation showing separately each item prorated or adjusted pursuant to this Agreement and a detailed reconciliation of the Prorations and Adjustments, such statements to be delivered three (3) business days prior to the Closing and adjusted as necessary at the Closing. The parties shall mutually agree after review thereof by Purchaser that such closing statement accurately reflects the method of proration set forth in this Agreement.


13.     [RESERVED]

14.     [RESERVED]


15. BROKER. Each of the parties hereto represents and warrants that no broker commission, finder fee or advisory fee is due and payable in connection with this transaction by reason of any act of the representing party. Purchaser and Seller shall indemnify, defend and hold the other party hereto harmless from any claim whatsoever (including without limitation, reasonable attorney's fees, court costs and costs of appeal) from anyone claiming by or through the indemnifying party any fee, commission or compensation on account of this Agreement, its negotiation or the sale hereby contemplated. The indemnifying party shall undertake its obligations set forth in this Paragraph 15 using attorneys selected by the indemnifying party and reasonably acceptable to the indemnified party. The provisions of this Paragraph 15 will survive the Closing and delivery of the Deed.


16.     REPRESENTATIONS AND WARRANTIES.

16.1 Seller's Representations and Warranties. Seller hereby represents and warrants to Purchaser, as follows:

16.1.1 This Agreement is in all respects a valid and legally binding obligation, enforceable in accordance with its respective terms;

16.1.2. Seller is a New York corporation, duly organized and validly existing under the laws of the State of New York. Seller has the power and authority to enter into this Agreement, to perform its obligations under this Agreement, and to consummate the transactions contemplated herein. The execution and delivery hereof and the performance by Seller of its obligations hereunder will not violate or constitute an event of default under any material term or material provision of any agreement, document, instrument, judgment, order or decree to which Seller is a party or by which Seller is bound. No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws is pending against or contemplated by Seller;

16.1.3. Seller has caused all actions required to be taken by or on behalf of Seller to authorize Seller to make, deliver and carry out the terms of this Agreement. No consent to the execution, delivery and performance of this Agreement by Seller is required from any partner, board of directors, shareholder, creditor, investor, judicial or administrative body, government authority (excluding any governmental authority solely applicable to Purchaser) or other person or entity, other than any such consent which already has been unconditionally given. This Agreement is a valid and binding obligation of Seller, enforceable in accordance with its terms, except as the same may be affected by bankruptcy, insolvency, moratorium or similar laws, or by legal or equitable principles relating to or limited the rights of contracting parties generally;

16.1.4. The execution and delivery of this Agreement by the Seller does not, and the performance and observance by the Seller of its obligations thereunder will not, contravene or result in a breach of (i) the Seller's corporate charter or by-laws, (ii) any governmental requirements, or (iii) any decree or judgment binding on the Seller, or (iv) any agreement or instrument binding on the Seller or any of its properties, nor will the same result in the creation of any lien or security interest under any such agreement or instrument;

16.1.5. There are no legal actions, suits, or other legal or administrative proceedings, including condemnation cases, pending or, to the best of Seller's knowledge, threatened against or affecting the Premises and Seller, or affecting the validity or enforceability of this Agreement or which will affect the Seller's ability to carry-out its obligations under this Agreement, at law or in equity or before or by any government authority, other than the Albany-Shaker Road extension project. Seller is not aware of any facts presently existing or which, with the passage of time or the giving of notice, or both, which might result in any such action, suit or other proceeding, except as disclosed to Purchaser;

16.1.6. That there exist no violations of law or municipal ordinances affecting Building One. Notwithstanding the foregoing, Seller covenants to cure any and all such violations affecting Building One prior to the Closing Date;

16.1.7. The utility services necessary and sufficient for the operation of Building One for its current use are presently available to the Premises through dedicated public rights of way or through perpetual private easements, including but not limited to water supply, storm and sanitary sewer, gas, electric and telephone facilities and drainage;

16.1.8. That neither Building One nor any portion thereof is now damaged or injured as a result of any fire, explosion, flood or other casualty or has been the subject of any taking, and to the knowledge of the Seller, no taking is pending or contemplated;

16.1.9. That all federal, state and other tax returns of the Seller required by law to be filed have been filed, that all federal, state and other taxes, assessments and other governmental charges upon the Seller or their properties that are due have been paid, or are being challenged through appropriate means, and that the Seller has set aside on their books, provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods for which such returns have been filed;

16.1.10. (a) To Seller's knowledge, there are no service contracts, landscaping contracts, maintenance agreements or other contracts for the provision of labor, services, materials or supplies to or for the benefit of the Premises which will affect or be obligations of Purchaser or of the Premises or any portion thereof following the Closing Date, other than those listed on Exhibit H, (the "Service
                                                       ---------
Contracts"), to Seller's knowledge, true and complete copies of which have been provided to Purchaser; (b) to Seller's knowledge, except as shown on the copies of the Service Contracts heretofore delivered there are no amendments to said Service Contracts; and (c) to Seller's knowledge, no material uncured default exists under any Service Contract;

16.1.11. Except as set forth on Exhibit I hereto, to Seller's knowledge, Seller
                                ---------
has not received any written notice from any Governmental Authority that Building One is in violation of any law, regulation, ordinance, order or other requirements materially affecting the Premises or any portion thereof, which notice remains uncured;

16.1.12. To Seller's knowledge, Seller has not received any written notice that the Premises or any portion thereof is or will be imminently subject to or affected by any condemnation, eminent domain or similar proceedings;

16.1.13. Building One is free and clear of any and all mechanics and other liens. All contractors, subcontractors, laborers and materialmen performing work upon or furnishing labor or materials to improve or benefit Building One at Seller's request have been or will be paid in full by the Seller. Accordingly, Seller agrees to indemnify and hold Purchaser harmless from any claims, liabilities, damages or expenses that Purchaser, or its successors and assigns, may incur by reason of any mechanic's, materialmen's, or similar liens being lodged against Building One for work performed or materials furnished by or at the request of Seller prior to the Closing Date. Seller will execute the necessary affidavits and indemnities required by the title insurance company to eliminate from the title policy or abstract of title any exception for unfiled mechanic's liens;

16.1.14. To the best of Seller's knowledge, Building One is free from latent defects;

16.1.15. The occupancy of Building One is within the current zoning;

16.1.16. The Premises are, as of the Closing Date, free of all encumbrances, except the Permitted Exceptions;

16.1.17. All oil burners and other fuel-burning devices in Building One comply with all applicable federal, state, and municipal governmental or quasi-governmental bodies having jurisdiction as well as any applicable insurance or fire underwriter requirements.

Where required, all heating devices have been properly upgraded to comply with all pollution control laws, orders, rules and regulations, and certificates of operation current as of the Closing Date will be delivered to Purchaser;

16.1.18. There are no tenancies affecting the Premises other than those occupancies identified in the Permitted Exceptions;

16.1.19. The Premises consist of two (2) parcels and there is sufficient parking with respect to Building One to meet all applicable zoning or other codes;

16.1.20. Purchaser shall have for itself, its successors and assigns, unrestricted access by foot or by any vehicle to and from the Premises, to and from any all unrestricted access streets, highways, alleys and ways bordering the Premises;

16.1.21. To Seller's knowledge, there are no options or rights of first refusal affecting the Premises or Seller's rights to complete the transactions contemplated by this Agreement;

16.1.22. Seller has not received any written notice from any insurance company requiring or recommending that Seller make any repairs or perform any work on or at the Land or Building One, which has not been completed;

16.1.23. To Seller's knowledge, annexed hereto as Exhibit J is a true, accurate
                                                  ---------
and complete copy of the Certificate of Occupancy in Seller's possession for Building One;

16.1.24. To Seller's knowledge, annexed hereto as Exhibit K is a true, accurate
                                                  ---------
and complete schedule of the permits and licenses (collectively, "Permits") in Seller's possession for Building One. To Seller's knowledge, Seller has received no notice of revocation, which revocation has not been cured or rescinded, from any issuer of a Permit, and, Seller has no knowledge of any facts which would lead Seller to believe that said permits will not be re-issued in the ordinary course;

16.1.25. That the rights of way for all roads necessary for the full utilization of Building One for its current use has either been acquired by the Seller, the appropriate governmental authority or have been dedicated for public use and accepted by such governmental authority to assure the complete construction and installation thereof prior to the date upon which access to Building One via such roads shall be necessary. All curb cuts, driveway permits and traffic signals necessary for access to Building One are existing or have been fully approved by the appropriate government authority;

16.1.26. The Premises have not been acquired with any proceeds from a transaction or activity that would cause the Premises to be subject to forfeiture, and the Seller does not know of any act or omission by any prior owner, that would cause the Premises to be subject to forfeiture pursuant to any law, rule or regulation.

16.2.   Purchaser hereby represents and warrants to Seller as follows:

16.2.1. Purchaser is a Limited Liability Company, duly organized, validly existing and in good standing under the laws of the State of Delaware; Purchaser has the power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated herein; neither the execution and delivery hereof by Purchaser nor the performance by Purchaser of Purchaser's obligations hereunder will violate or constitute an event of default under any material terms or material provision of any decree to which Purchaser is a party or by which Purchaser is bound. No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws is pending against or contemplated by Purchaser;

16.2.2. All action required to be taken by or on behalf of Purchaser to authorize Purchaser to execute and deliver this Agreement have been duly taken and all action required to be taken by or on behalf of Purchaser to authorize Purchaser to carry out the terms of this Agreement and the transactions contemplated hereby; including assumption of the Installment Sale Agreement and the IDA Loan represented thereby, pursuant to the terms of the Key Term Sheet, will be taken not later than July 6, 1999, subject to extension at the option of the Purchaser, which extension shall not exceed two (2) weeks. No consent to the execution, delivery and performance of this Agreement by Purchaser is required from any partner, member, board of directors, shareholder, creditor, investor, judicial or administrative body, Governmental Authority or other Person, other than any such consents which already have been unconditionally given. This Agreement is a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as the same may be affected by bankruptcy, insolvency, moratorium or similar laws, or by legal or equitable principles relating to or limiting the rights of contracting parties generally.

16.2.3. This Agreement is in all respects a valid and legally binding obligation, enforceable in accordance with its respective terms;

16.2.4. The execution and delivery of this Agreement by the Purchaser does not, and the performance and observance by the Purchaser of its obligations thereunder will not, contravene or result in a breach of (i) the Purchaser's certificate of formation or operating agreement; (ii) any governmental requirements, or (iii) any decree or judgment binding on the Purchaser. The execution and delivery hereof and the performance by Purchaser of its obligations hereunder will not violate or constitute an event of default under any material term or material provision of any agreement, document, instrument, judgment, order or decree to which Purchaser is a party or by which Purchaser is bound. No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws is pending against or contemplated by Purchaser;

16.2.5. There are no legal actions, suits, or other legal or administrative proceedings, pending or, to the best of Purchaser's knowledge, threatened against or affecting Purchaser, or affecting the validity or enforceability of the Agreement or which will affect the Purchaser's ability to carry-out its obligations under this Agreement, at law or in equity or before or by any government authority. Purchaser is not aware of any facts presently existing or which, with the passage of time or the giving of notice, or both, that might result in any such action, suit or other proceeding, except as disclosed to Purchaser.

16.3 On the Closing Date, Seller shall tender possession of the Premises to Purchaser in accordance with this Agreement.

16.4. Seller covenants and agrees that from and after the date of this Agreement until the Closing Date or earlier termination of this Agreement:

16.4.1 Seller will not, without the prior written consent of Purchaser, enter into any new employment, management, service, maintenance or union agreements relating to the Premises or renew or extend any contracts, unless such new agreements and such contracts, as renewed or extended, will be cancelable by Purchaser on not more than thirty (30) days prior notice without any costs for such cancellation;

16.4.2. No alterations to the physical condition of the Premises will be made without the prior written consent of Purchaser, except for (a) work required (if any) to be performed by Seller at the request of Purchaser, and (b) restoration work in connection with a casualty;

16.4.3. All necessary diligence will be used to keep in full force and effect (or to renew, when necessary) all Permits, except Permits in the control or the responsibility of the Purchaser;

16.4.4. Seller shall promptly notify Purchaser of any written notices received by Seller from any governmental authority regarding the violation of any law relating to Building One.

17.     INDEMNIFICATION, SUBROGATION

17.1(a) The Seller shall at all times prior to the Closing Date protect and hold the Purchaser and any director, member, officer, employee, servant or agent thereof and persons under the Purchaser's control or supervision (collectively, the "Purchaser's Indemnified Parties" and each a "Purchaser Indemnified Party") harmless of, from and against any and all claims (whether in tort, contract or otherwise), demands, expenses and liabilities for losses, damage, injury and liability of every kind and nature and however caused, and taxes (of any kind and by whomsoever imposed), resulting from, arising out of or in any way related to the breach by Seller of its representations and warranties set forth in this Agreement, other than, with respect to each Purchaser Indemnified Party, losses arising from the gross negligence or willful misconduct of such Purchaser Indemnified Party. The Purchaser's Indemnified Parties, jointly or severally, shall not be liable for any damage or injury to the person or property of the Seller or its respective directors, officers, partners, employees, agents or servants or persons under the control or supervision of the Seller or any other Person who may be about the Premises, due to any breach by Seller of its representations and warranties set forth herein, other than, with respect to any Purchaser Indemnified Party, the gross negligence or willful misconduct of such Purchaser Indemnified Party. Each Purchaser Indemnified Party, as the case may be, shall promptly notify the Seller in writing of any claim or action brought against such Purchaser Indemnified Party in which indemnity may be sought against the Purchaser pursuant to this Section; such notice shall be given in sufficient time to allow the Purchaser to defend or participate in such claim or action, but the failure to give such notice in sufficient time shall not constitute a defense hereunder nor in any way impair the obligations of the Seller under this Section.

        (b) The indemnification and protections set forth in this Section shall be extended to the Purchaser and its members, directors, officers, employees, agents and servants and persons under the Purchaser's control or supervision.

17.2(a) The Purchaser shall at all times prior to the Closing Date protect and hold the Seller and any director, member, officer, employee, servant or agent thereof and persons under the Seller's control or supervision (collectively, the "Seller's Indemnified Parties" and each a "Seller Indemnified Party") harmless of, from and against any and all claims (whether in tort, contract or otherwise), demands, expenses and liabilities for losses, damage, injury and liability of every kind and nature and however caused, and taxes (of any kind and by whomsoever imposed), resulting from, arising out of or in any way related to the breach by Purchaser of its representations and warranties set forth in this Agreement, other than, with respect to each Seller Indemnified Party, losses arising from the gross negligence or willful misconduct of such Seller Indemnified Party. The Seller's Indemnified Parties, jointly or severally, shall not be liable for any damage or injury to the person or property of the Purchaser or its respective directors, officers, partners, employees, agents or servants or persons under the control or supervision of the Purchaser or any other Person who may be about the Premises, due to any breach by Purchaser of its representations and warranties set forth herein, other than, with respect to any Seller Indemnified Party, the gross negligence or willful misconduct of such Seller Indemnified Party. Each Seller Indemnified Party, as the case may be, shall promptly notify the Purchaser in writing of any claim or action brought against such Seller Indemnified Party in which indemnity may be sought against the Seller pursuant to this Section; such notice shall be given in sufficient time to allow the Seller to defend or participate in such claim or action, but the failure to give such notice in sufficient time shall not constitute a defense hereunder nor in any way impair the obligations of the Purchaser under this Section.

        (b) The indemnification and protections set forth in this Section shall be extended to the Seller and its members, directors, officers, agents and servants and persons under the Seller's control or supervision.

17.3 A waiver of subrogation shall be obtained by the Seller from its insurance carrier and, consequently, the Seller waives any and all right to claim or recover against Purchaser, its officers, employees, agents and representatives, for loss of or damage to the Seller, the Premises, the Seller's property or the property of others under the Seller's control from any cause insured against or required to be insured against by the provisions of this Agreement.

18. TIME OF ESSENCE. Time is of the essence with respect to each and every covenant, agreement and obligation of the Seller under this Agreement, subject to Purchaser's right to extend the Closing Date to a date no later than July __, 1999 as specifically set forth in Paragraph 8 herein.

19. NOTICES. Any notice or demand which either party hereto is required or may desire to give or deliver to or make upon the other party shall be in writing and may be personally delivered or given or made by overnight courier such as Federal Express, by facsimile transmission addressed as follows:

TO SELLER:        Mechanical Technology Incorporated
---------
                  968 Albany-Shaker Road
                  Latham, New York  12110
                  Attention:  Cynthia Scheuer

TO PURCHASER:     Plug Power, L.L.C.
------------
                  968 Albany-Shaker Road
                  Latham, New York  12210
                  Attention:  Gary Mittleman

and one copy to:  Plunkett & Jaffe, P.C.
                  111 Washington Avenue
                  Albany, New York 12210
                  Attention:  John S. Harris, Esq.
                  (518) 462-1800
                  (518) 462-4875 (FAX)

subject to the right of either party to designate a different address for itself by notice similarly given. Any notice or demand so given shall be deemed to be delivered or made on the next business day or if sent by overnight courier, or the same day as given if personally delivered or if sent by facsimile transmission and received by 5:00 p.m. Eastern Standard Time. Any such notice, demand or document may be given by each party's attorneys.

20. EXECUTION OF AGREEMENT AND LEASE. Purchaser will execute two (2) copies of this Agreement, and forward them to Seller for execution. Seller will forward one (1) copy of the executed Agreement to Purchaser.

21. GOVERNING LAW. The provisions of this Agreement shall be governed by the laws of the State of New York.

22. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all other negotiations, understandings and representations made by and between the parties and the agents, servants and employees.

23. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

24. CAPTIONS. Paragraph titles or captions contained herein are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or any provision hereof.

25. AMENDMENT. No provision of this Agreement or of any documents or instruments entered into, given or made pursuant to this Agreement may be amended, charged, waived, discharged, or terminated except by an instrument in writing signed by the party against whom enforcement of the amendment, change, waiver, discharge or termination is sought.

26. PARTIES. The covenants and agreements herein contained shall extend to and be obligatory upon the heirs, executors, administrators, successors and assigns of the respective parties hereto.

27. NUMBER AND GENDER OF WORDS. Words of any gender used in this Agreement shall be held and construed to include any other gender , and words of a singular number shall be held to include the plural and vice versa, unless the context requires otherwise.

28. THIRD PARTIES. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective heirs, executors, administrators, successors and assigns, any rights or remedies under or by reason of this Agreement.

29. FURTHER ASSURANCE. Each of Seller and Purchaser will, at any time and from time to time after the Closing Date, upon the request of the other, execute, acknowledge and deliver or will cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyance, and assurance as may reasonably be required to consummate the transactions described herein. The provisions of this Paragraph shall survive the Closing.

30. EXHIBITS. All exhibits described in this Agreement and attached hereto are by this reference incorporated fully herein. The term "this Agreement" shall be considered to include all such exhibits.

31. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provisions shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provisions had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or buy it severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

32. INTERPRETATION. The parties agree that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

33. NO WAIVER. No failure of any party to exercise any power given such party hereunder to insist upon strict compliance by the other party with its obligations hereunder shall constitute a waiver of such party's right thereafter to demand strict compliance with the terms of this Agreement.

34. ATTORNEYS' FEES. In the event of a dispute in connection with this Agreement involving an action for damages in which the prevailing party recovers a final judgment, the prevailing party shall be entitled to reasonable attorneys' fees and all other expenses of litigation, up to an aggregate maximum amount of $100,000.00 for all actions for damages arising under this Agreement, and the attorneys' fees and all other expenses of litigation shall be included in and made part of any such judgment.

35. WAIVER OF JURY TRIAL. The Seller hereby waives trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Agreement, or any instrument or document delivered in connection with the transaction, or the validity, protection, interpretation, collection or enforcement thereof, or the relationship between the Seller and Purchaser, or any other claim or dispute howsoever arising between the Seller and Purchaser.

  IN WITNESS WHEREOF, Seller and Purchaser respectively have signed this Agreement, and this Agreement is effective as of the date first written above.

                   MECHANICAL TECHNOLOGY INCORPORATED

                   By:    /s/ Cynthia A. Scheuer
                          --------------------------

                   Name:  Cynthia A. Scheuer

                   Title:    Vice President and Chief Financial Officer


                   PLUG POWER, L.L.C.

                   By:    /s/ Gary Mittlema
                          --------------------------

                   Name:  Gary Mittlema

                   Title:    President and Chief Executive Officer

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF ALBANY   )

  On this ____ day of _________________ in the year 1999 before me, the undersigned, a Notary Public in and for said State, personally appeared ___________________________ ____________________________________________,
personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                                  ______________________________
                                                          NOTARY PUBLIC


STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF ALBANY   )

  On this ____ day of _________________ in the year 1999 before me, the undersigned, a Notary Public in and for said State, personally appeared ___________________________ ____________________________________________,
personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                                  ______________________________
                                                          NOTARY PUBLIC

                                   EXHIBIT C


             PLUG POWER, L.L.C./MECHANICAL TECHNOLOGY INCORPORATED

                     LEASE FOR SPACE LOCATED IN BUILDING 1


     THIS AGREEMENT made this _____ day of July, 1999, between Plug Power, L.L.C., a Delaware Limited Liability company, as Landlord, and Mechanical Technology, Incorporated, a New York corporation, as Tenant, and

     WITNESSETH: The Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the top floor of the building known as Building 1 (the "Building"), located on approximately 35.6 acres of land at 968 Albany-Shaker Road, Latham, New York (the "Premises") and more fully described on the floor plan designated as Exhibit "A" attached hereto (the "Top Floor Space"), for the term of approximately six (6) months, to commence on July ___, 1999, and to end on December 31, 1999, unless terminated earlier, as provided below (the "Top Floor Term"). The Tenant may terminate the Lease for the Top Floor Space at any time prior to the expiration of the Top Floor Term by providing the Landlord with thirty (30) days prior written notice of termination;

     WITNESSETH: The Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the bottom floor of the Building and more fully described on the floor plan designated as Exhibit "B" attached hereto (the "Bottom Floor Space"), for the term of approximately eighteen (18) months, to commence on July ___, 1999, and to end on December 31, 2000, unless terminated earlier, as provided below (the "Bottom Floor Term"). (The Top Floor Term and the Bottom Floor Term, collectively, the "Term"). The Tenant may terminate the Lease for the Bottom Floor Space at any time prior to the expiration of the Bottom Floor Term by providing the Landlord with thirty (30) days prior written notice of termination;

     1. RENT. Tenant shall pay the annual rent equal to $17.00 per square foot gross for office space in the Top Floor Space (the "Top Floor Rent"), commencing as of the closing of the transfer of the IDA debt to Plug Power from MTI. The rent for the Top Floor Space shall be made in equal monthly installments of Nine Thousand Eight Hundred and Ninety-One Dollars and 17/100 ($9,891.17) in advance on or before the first day of each and every month during the Top Floor Term.

     Tenant shall pay the annual rent equal to $10.00 per square foot gross for manufacturing/laboratory/office space actually occupied (the "Bottom Floor Rent") commencing ___________, 1999. The rent for the Bottom Floor Space shall be made in equal monthly installments of Nine Thousand Six Hundred and Seventy-One Dollars and 67/100 ($9,671.67) in advance on or before the first day of each and every month during the Bottom Floor Term.

     All rent shall be paid to Landlord without notice, demand, counterclaim, setoff, deduction or defense, and nothing shall suspend, defer, diminish, abate or reduce any rent, except as otherwise specifically provided in this Lease. If Tenant surrenders any space in Building 1 during the term of this Agreement, Tenant's rent shall be adjusted downward based on the amount of usable space actually occupied. Landlord shall be responsible for payment of property, school and other taxes, sewer and water charges, heat, air-conditioning, gas, electricity, oil, maintenance and repair, cleaning/janitorial services, and garbage removal. Tenant shall be responsible for its own internal security system.

     2. LANDLORD DUTIES. Landlord at its sole cost and expense shall be responsible for the following: cleaning and maintenance of common areas, snow removal, cleaning and maintenance of roadway, walks, and parking areas and the care and maintenance of landscaping and grounds. As used in this Lease, the term "common areas" means driveways, walkways, trash facilities, and all other areas and facilities that are provided and designated from time to time by Landlord for the general nonexclusive use and convenience of Tenant with Landlord and other Tenants and their respective employees, invitees, licensees, or other visitors. Landlord grants Tenant, its employees, invitees, licensees and other visitors a nonexclusive license for the Term to use the common areas in common with others entitled to use the common areas, subject to the terms and conditions of this Lease. Without advance written notice to Tenant, and without any liability to Tenant in any respect, provided Landlord will take no action permitted under this paragraph in such a manner as to materially impair or adversely affect Tenant's substantial benefit and enjoyment of the Building, Landlord will have the right to:

               1) Temporarily close any of the common areas for maintenance, alteration or improvement purposes; and

               2) Change the size, use, shape or nature of any such common areas, so long as it does not materially interfere or adversely impact Tenant's business.

Landlord, at its sole cost and expense, shall be responsible for the care and maintenance of 1) the exterior of the Building and 2) the roof, plumbing and electricity. Provided, however, that Landlord shall not be responsible for any maintenance that is due to the negligence or neglect of Tenant.

     3. OCCUPANCY. Tenant shall use and occupy the Building for no purpose other than the conduct of Tenant's business.

     4. PARKING. Landlord and Tenant shall cooperate to assure that sufficient parking is available to Tenant, at Landlord's cost. Tenant will be entitled to use the parking spaces around the Building in common with other tenants during the Term subject to the rules and regulations set forth herein, and any amendments or additions to them. The Tenant uses the parking spaces at its own risk, and the Landlord will not be liable for loss or damage to any vehicle or any contents of such vehicle or accessories to any such vehicle, or any property left in any of the parking areas.

     5. REQUIREMENTS OF LAW. Tenant shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government and of any and all their departments and bureaus applicable to Tenant's particular use of the Premises, for the correction, prevention, and abatement of nuisances or other grievances, in, upon, or connected with Tenant's particular use of the Premises during the Term.

     6.   TENANT ALTERATIONS AND IMPROVEMENTS: TRADE FIXTURES; TENANT REPAIRS:
Tenant shall obtain prior consent from Landlord for any major Tenant alterations and improvements and any alterations, improvements or work of any kind. All Tenant alterations and improvements must be done in good, workmanlike and orderly fashion, and shall be of such nature that as not to affect the safety or structural soundness of the Building.

     Any and all alterations, improvements, additions and partitions, including the installation of trade fixtures, which may be made by Landlord upon the Premises or the Building, shall be the sole and absolute property of Landlord and shall remain upon and be surrendered with the Premises, as a part thereof, at the termination of this Lease (whether by default or otherwise), without disturbance, molestation or injury, with the exception that any such alterations, improvements, additions, partitions, or trade fixtures which relate specifically to Tenant's business may be removed from the Premises or the Building by Tenant upon termination of the Lease, provided that Tenant can accomplish such removal without damage to the Premises or the Building. Any and all improvements, additions and partitions, including the installation of Trade Fixtures made by Tenant, shall remain the sole and absolute property of Tenant.

     Subject to all other terms of this Lease, Tenant shall take good care of the Premises, the Building, and fixtures, make good any injury or breakage done by Tenant or Tenant's agents, employees or visitors, and shall quit and surrender the Premises and the Building, at the end of the Term, in as good condition as the reasonable use thereof will permit.

     7. ASSIGNMENT. Tenant, successors, heirs, executors or administrators shall not assign this agreement, or underlet or underlease the Building, or any part thereof, without Landlord's prior consent in writing. Notwithstanding any such permitted sublease, Tenant shall remain fully and primarily liable for the payment of all rent and additional rent, and the performance of all the terms, covenants and conditions contained in this Lease Agreement, jointly and severally with such assignee or sublessee. Tenant shall not occupy, or permit or suffer the Premises or the Building to be occupied for any business or purpose deemed disreputable or extra-hazardous, under the penalty of damages and forfeiture, and in the event of a breach thereof, the Term herein shall immediately cease and determine at the option of Landlord as if it were the expiration of the original Term.

     8. SIGNS. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the Premises or Building without the prior written approval and consent of Landlord, which shall not be unreasonably withheld. Should Landlord deem it necessary to remove the same in order to paint, alter, or remodel any part of the Premises, Landlord may remove and replace same at Landlord's expense. Landlord shall not remove the existing "MTI" sign in front of the building until Tenant has vacated the Premises. Landlord shall supply the exterior monument sign for the Building to which Tenant may affix its name. All signage must conform to applicable Town of Colonie Sign Law.

     9. DEFAULT OF TENANT. Each of the following shall be an "Event of Default" under this Lease:

          (a) any failure of Tenant to pay any rent when due and such failure continues uncured for fifteen (15) days after Landlord gives Tenant notice of such failure;

          (b) any failure of Tenant to perform any other of the terms, conditions or covenants of this Lease to be performed by Tenant and such failure continues uncured for thirty (30) days after written notice from Landlord specifying such failure, except that in cases where Tenant cannot reasonably cure within said thirty (30) day period, only if Tenant fails to commence to cure within such thirty (30) day period and thereafter to diligently continue to cure the same until fully corrected; and

          (c) if both (i) Tenant's estate created by this Lease shall be taken upon execution, attachment or other process of law, and any such execution, attachment or other process be not vacated or set aside within thirty (30) days thereafter, or if Tenant shall be adjudged as bankrupt, or if Tenant shall file a voluntary petition in bankruptcy, or if an involuntary petition in bankruptcy be filed and not vacated or set aside within ninety (90) days thereafter, and
(ii) there otherwise occurs an Event of Default as specifi ed in subparagraphs "(a)" and "(b)" above.

     10. REMEDIES. Upon an event of Default, Landlord may immediately, or at any time thereafter, re-enter the Premises and the Building and remove all persons and all or any property therefrom, either by summary dispossession proceedings, or by any suitable action or proceeding at law, and repossess and enjoy the Premises and the Building together with all additions, alterations and improvements. In any such case, Landlord may either relet the Building or any part or parts thereof for Landlord's own account, or may at Landlord's option, relet the Building or any part or parts thereof, as the agent of Tenant, and receive the Rents therefor, applying the same first to the payment of such expenses as Landlord may have incurred, and then to the fulfillment of the covenants of Tenant herein, and the balance, if any, at the expiration of the Term, shall be paid to Tenant. In the event that the Term shall terminate by summary proceedings or otherwise, and if Landlord shall not relet the Building for Landlord's own account, then, whether or not the Building be relet, Tenant shall remain liable for, and Tenant hereby agrees to pay to Landlord, until the time when this Lease would have expired but for such termination or expiration, the equivalent of the amount of all of the Rent and "additional Rent" reserved herein, less the avails of reletting, if any, and the same shall be due and payable by Tenant to Landlord on the several Rent days above specified; that is, upon each of such Rent days Tenant shall pay to Landlord the amount of deficiency then existing. Tenant hereby expressly waives any and all right of redemption in case Tenant shall be dispossessed by judgment or warrant of any court or judge, and Tenant waives and will waive all right to trial by jury in any summary proceedings hereafter instituted by Landlord against Tenant in respect to the Building or any action to recover Rent or damages hereunder.

     11. ACCESS TO BUILDING. Tenant agrees that Landlord and Landlord's agents and other representatives shall have the right to enter into and upon the Building, or any part thereof, at all reasonable hours and upon twenty-four (24) hours reasonable notice (except in the case of emergencies) for the purpose of examining the same, or for making such repairs, alterations, additions, or improvements therein as may be necessary or deemed advisable by Landlord.

     12. INABILITY TO PERFORM. Except as set forth herein, this Lease and the obligation of Tenant to pay Rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures or Landlord is prevented or delayed from so doing, by reason of governmental preemption in connection with any National Emergency declared by the President of the United States or in connection with any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the condition of supply and demand which have been or are affected by war or other emergency.

     13. DESTRUCTION. In the case of damage, by fire or other action of the elements, to the Building, without the fault of Tenant or of Tenant's agents or employees, if the damage is so extensive as to amount practically to the total destruction of the Building, or if Landlord shall within a reasonable time decide not to rebuild, this Lease shall cease and come to an end, and the Rent shall be apportioned to the time of the damage. In all other cases where the Building is damaged by fire without the fault of Tenant or of Tenant's agents or employees, Landlord promptly shall repair the damage after notice of damage, and if the damage has rendered the Building untenantable, in whole or in part, there shall be an apportionment of the Rent until the damage has been repaired. Consideration shall be given to delays caused by strikes, adjustment of insurance and other causes beyond Landlord's control.

     If the fire or other casualty is caused by an act or negligence of Tenant, Tenant's employees or invitees, then all repairs will be made at Tenant's expense and Tenant must pay the full rent with no adjustment. The cost of the repairs will be added rent.

     Landlord has the right to demolish or rebuild the Building if there is substantial damage by fire or other casualty. Landlord or Tenant may cancel this Lease within 30 days after the substantial fire or casualty by giving Landlord/Tenant notice of Landlord's/Tenant's intention to demolish or rebuild. The Lease will end 30 days after Landlord's/Tenant's cancellation notice to Landlord/Tenant. Tenant must deliver the Building to Landlord on or before the cancellation date in the notice and pay all Rent due to the date of the fire or casualty. If the Lease is canceled, Landlord is not required to repair the Premises or Building. The cancellation does not release the Tenant or Landlord of liability in connection with the fire or casualty. This section is intended to replace the terms of New York Real Property Law Section 227.

     14. CONDEMNATION. Should the land whereon all or part of the Building stands be condemned for public use, then in that event, upon the taking of the same for such public use, this Lease shall become null and void, and the Term shall cease and come to an end upon the date when the same shall be taken and the Rent and all other charges shall be apportioned as of said date. Tenant shall have no claim against Landlord for the value of any unexpired Term of this Lease. No part of any award, however, shall belong to Tenant, except as permitted by law.

     15. LIABILITY. Tenant is exempt from any and all liability for any damage or injury to person or property caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of said Building or from any damage or injury resulting or arising from any other cause or happening whatsoever unless said damage or injury (i) be caused by or be due to the negligence of Tenant, its agents or employees, or (ii) is attributable to a breach of a representation or warranty of Tenant under that certain Agreement of Sale dated as of June __, 1999 by and between Landlord, as purchaser, and Tenant as seller, relating to the conveyance of the Premises.

     16. INDEMNIFICATION. Except for any injury or damage to persons or property on the Premises or Building that is caused by or results from the negligence or deliberate act of Landlord, its employees or agents, and subject to the provisions of paragraph 18, Tenant will not hold Landlord, its employees or agents liable for, and Tenant will indemnify and hold harmless Landlord, its employees and agents from and against any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), liabilities, judgments and expenses (including without limitation reasonable attorneys' fees) incurred in connection with or arising from:

     1) the use or occupancy of the Premises and Building by Tenant or any person claiming under Tenant;

     2) any activity, work or thing done or permitted by Tenant in or about the Premises or the Building;

     3) any breach by Tenant or its employees, agents, contractors or invitees of this Lease; and

     4) any injury or damage to the person, property or business of Tenant, its employees, agents, contractors or invitees entering upon the Premises or the Building under the express or implied invitation of Tenant.

     If any action or proceeding is brought against Landlord, its employees or agents by reason of any such claim for which Tenant has indemnified Landlord, Tenant, upon written notice from Landlord, will defend the same at Tenant's expense, with counsel reasonably satisfactory to Landlord.

     17. TENANT'S INSURANCE. At all times during the Term, Tenant will carry and maintain, at Tenant's expense, the following insurance, in the amounts specified below or such other amounts as Landlord may from time to time reasonably request, with insurance companies and on forms satisfactory to
Landlord:

                    1) Bodily injury and property damage liability insurance, with a combined single occurrence limit of not less than Three Million Dollars ($3,000,000). All such insurance will be equivalent to coverage offered by a commercial general liability form, including without limitation personal injury and contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in this Lease;

                    2) Workers' compensation insurance satisfying Tenant's obligations and liabilities under the workers' compensation laws of the State of New York, including employer's liability insurance in the limits required by the laws of the State of New York; and

                    3) If Tenant operates owned, hired or non-owned vehicles on the project, comprehensive automobile liability at a limit of liability not less than $500,000 combined bodily injury and property damage.

     Certificate of insurance, naming the Landlord as additional insured, will be delivered to the Landlord prior to the Tenant's occupancy of the Building. All commercial general liability or comparable policies maintained by Tenant will name Landlord as additional insured. All commercial general liability and property policies maintained by Tenant will be written as primary policies, not contributing with and supplemental to the coverage that the Landlord may carry.

     18. LIABILITY INSURANCE. Tenant shall carry public liability insurance in the amounts of not less than One Million Dollars ($1,000,000) per accident or occurrence on account of injury to persons and Two Million Dollars ($2,000,000) aggregate on account of injury to the Building or property of others and shall name Landlord as an additional insured therein and shall furnish to Landlord a certificate of said insurance.

     19. WAIVER OF CLAIMS AND SUBROGATION. Landlord shall be exempt from, and the Tenant agrees to accept the risk of loss by fire or other casualty covered by insurance as to the contents, leasehold improvements or fixtures of the Building ensuing by reason of fire or other casualty covered by insurance. Tenant shall be exempt from, and Landlord agrees to accept the risk of loss by fire or other casualty covered by insurance as to the building, equipment, fixtures and appurtenances of the Building during the Term or any renewal thereof. Landlord and Tenant shall each cause each insurance policy carried by each respectively, insuring the Building or the Premises, its contents, Leasehold improvements or fixtures, to be written in a manner so as to provide that the insurance companies waive all right or recovery by way of subrogation against the other party in connection with any loss or damage covered by any such policies.

     20. NO WAIVER. The failure of Landlord or Tenant to insist upon a strict performance of any of the Terms, conditions and covenants herein, shall not be deemed a waiver of any rights or remedies that Landlord or Tenant may have, and shall not be deemed a waiver of any subsequent breach or default in the Terms, conditions and covenants herein contained. This instrument may not be changed, modified or discharged orally.

     21. SUBORDINATION. This instrument shall not be a lien against the Premises or the Building with respect to any bank, insurance company or other lending institution mortgages that are now on or that hereafter may be placed against the Premises or the Building, and that the recording of such mortgage or mortgages shall have preference and precedence and be superior and prior in lien of this Lease, irrespective of the date of recording and Tenant agrees to execute any such instrument without cost, that may be reasonably necessary or desirable to further effect the subordination of this Lease to any such mortgage or mortgages, provided any such mortgagee shall first execute and deliver to Tenant a nondisturbance agreement in a form reasonably satisfactory to Tenant, by which the mortgagee agrees not to cut off this Lease in foreclosure. Tenant's refusal to execute such instrument shall entitle Landlord, or Landlord's assigns and legal representatives, to cancel this Lease without incurring any expense or damage and the Term hereby granted is expressly limited accordingly.

     22. ESTOPPEL CERTIFICATE. Tenant shall from time to time, upon Landlord's reasonable request, deliver a written instrument ("Estoppel Certificate") to Landlord or to any other person or firm specified by Landlord, duly executed and acknowledged, certifying to the best of its knowledge, information or belief that this Lease is unmodified and in full force and effect or, if there has been any modification, that the Lease is in full force and effect as modified, and stating any and all such modifications; specifying the dates to which Rent and additional rent provided for herein have been paid, and whether there exists any default in the performance of any covenant agreement, term, provision or condition contained in this Lease.

     23. QUIET ENJOYMENT. Tenant, upon payment of the rent, additional rent and other required charges, and the performance by Tenant under this Lease, shall have the peaceful and quiet enjoyment of the Building without hindrance or disturbance by Landlord or those claiming by, through or under Landlord, or any other person or entity whatsoever.

     24. LATE CHARGES. A late charge of five (5) percent shall be assessed to any rental payment not made within fifteen (15) days of the due date and shall be considered additional rent.

     25. NOTICES. Any notice given Tenant shall be in writing and sent by registered or certified mail to Tenant at:


          Mechanical Technology, Incorporated
          968 Albany-Shaker Road
          Latham, New York 12110

Tenant may change the address at which notices shall be given at any time by like notice to Landlord. Any notices to be given Landlord shall be given in writing and sent by certified mail to Landlord at:

          Plug Power, L.L.C.
          968 Albany-Shaker Road
          Latham, New York 12110


Landlord may change the address at which notices shall be given any time by like notice to Tenant.

     26. ATTACHMENTS TO LEASE. The covenants and agreements in the Lease, addendums, exhibits and attachments shall be binding upon the parties hereto and upon their respective successors, heirs, executors and administrators.

     27. MISCELLANEOUS. Notwithstanding anything to the contrary contained in this Lease, any monies due Landlord under this Lease in addition to the rent shall be deemed to be additional rent. Any default on the payment of such additional rent shall give Landlord the same rights and remedies as are provided herein with respect to a default in the payment of rent. Tenant's obligations to pay rent and additional rent shall survive the expiration of the Term, or earlier termination of this Lease.

     The failure of Landlord or Tenant to insist upon a strict performance of any term, covenant or condition herein shall not be deemed a waiver of any rights or remedies that Landlord or Tenant may have or a waiver of any subsequent breach or default.

     If any provision of this Lease shall be unenforceable or invalid, such unenforceability or invalidity shall not affect any other provision of this Lease.

     IN WITNESS WHEREOF, Landlord and Tenant respectively have signed and sealed this Lease as of the day and year first above written.


                                   PLUG POWER, L.L.C.


                                   By:   ______________________________
                                   Name:
                                   Title:


                                   MECHANICAL TECHNOLOGY, INCORPORATED

                                   By:   ______________________________
                                   Its:

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF ALBANY   )

     On this ____ day of _________________ in the year 1999 before me, the undersigned, a Notary Public in and for said State, personally appeared ___________________________ ____________________________________________,
personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                             ______________________________
                                                    NOTARY PUBLIC


STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF ALBANY    )

     On this ____ day of _________________ in the year 1999 before me, the undersigned, a Notary Public in and for said State, personally appeared ___________________________ ____________________________________________,
personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                             ______________________________
                                                     NOTARY PUBLIC

                                   EXHIBIT D


             MECHANICAL TECHNOLOGY INCORPORATED/PLUG POWER, L.L.C.

           LEASE FOR THE PREMISES LOCATED AT 968 ALBANY-SHAKER ROAD


     THIS AGREEMENT made this _____ day of July, 1999, between Mechanical Technology Incorporated, a New York corporation, as Landlord, and Plug Power, L.L.C., a Delaware Limited Liability company, as Tenant, and

     WITNESSETH: That pursuant to an Agreement of Sale dated June ___, 1999, Plug Power, L.L.C. (the "Tenant") agreed to purchase and Mechanical Technology Incorporated (the "Landlord") agreed to sell that certain property commonly known as 968 Albany-Shaker Road in the Town of Colonie, Latham, New York, which consists of approximately 35.6 acres, on which is situated two (2) office/manufacturing buildings (the "Premises").

     WITNESSETH: That the transfer as contemplated in the Agreement of Sale cannot be completed;

     WITNESSETH: The Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the building to be constructed by Tenant at 968 Albany-Shaker Road, commonly known as Building 2 ("Building 2"), as more fully described in Exhibit A attached hereto, for the term of twenty (20) years, to commence on ________, 1999, and to end on December 31, 2019, unless terminated earlier, as provided below ("Term"), upon the following terms and conditions;

     1. RENT. Tenant shall pay an annual base rent of Five Dollars and 40/100 ($5.40) per square foot for the use of Building 2 and the use of approximately four (4) acres of land on which Building 2 and the parking associated with Building 2 shall be located (the "Land"). Tenant and Landlord have agreed that the Base Rent shall be calculated on the basis of Fifty Thousand (50,000) square feet ($270,000 per annum) (the "Base Rent"), commencing _________, 1999, for the Term of the Lease. In addition to the Base Rent, the Tenant shall pay the additional Expenses (as hereinafter defined), relating to Building 2.
"Expenses" shall include Utilities; Taxes; Parking; Landscaping; Snow Removal; and Garbage Removal. ("Base Rent" and "Expenses," collectively "Lease
Payments").   For purposes of this Agreement, except where otherwise indicated,
"Pro Rata Share" shall be determined by multiplying the applicable Expense by the following ratio:

                        Number of employees of Tenant*
--------------------------------------------------------------------------------
Number of employees of Tenant + Number of employees of Landlord*

*The "Number of employees of Tenant" and the "Number of employees of Landlord" shall mean the number of employees working a single shift, in a single day.

     A. UTILITIES. Tenant shall arrange for service and pay its actual gas and electric charges only, based on separate meters to be installed to meter Tenant's use, exclusive of any use by the Landlord. Tenant shall pay for the installation of meters in the space actually used by Tenant. Landlord shall pay for the installation of meters on the space actually used by Landlord.

     B. TAXES: Until Building 2 is reassessed, Tenant shall pay its share of the real property taxes attributable to the former Building 2. For the remainder of the Lease Term, Tenant shall pay its share of the actual real property taxes attributable to Building 2, based upon the assessed valuation of Building 2, as provided by the Town Assessor for the Town of Colonie. Nothing shall prevent the Tenant from challenging such assessment. Landlord agrees to cooperate in pursuing any challenge to the assessed value of Building 2.

     C. PARKING. Tenant shall pay for its Pro Rata Share of the actual costs for maintenance of the parking on the Premises.

     D. LANDSCAPING. Tenant shall pay for its Pro Rata Share of actual costs necessary for the basic groundskeeping relating to the Premises.

     E. SNOW REMOVAL: Tenant shall pay for its Pro Rata Share of snow removal expenses. In the event that Tenant adds a second or third shift, in addition to the employees that work at the Premises on a daily basis, the number of employees in the second and third shifts, if any, will be added to the number of employees working at the Premises on a daily basis, in order to calculate the Tenant's Pro Rata Share of snow removal expenses.

     F. GARBAGE REMOVAL: Tenant shall arrange for and pay for waste removal services for Building 2.

     G. To the extent not provided herein, Tenant shall pay its Pro Rata Share of Landlord's actual expenses relating to Tenant's use of Building 2.

     2. LANDLORD DUTIES. Landlord shall be responsible for the following: cleaning and maintenance of common areas, snow removal, cleaning and maintenance of roadway, walks, and parking areas and the care and maintenance of landscaping and grounds. As used in this Lease, the term "common areas" means driveways, walkways, trash facilities, and all other areas and facilities that are provided and designated from time to time by Landlord for the general nonexclusive use and convenience of Tenant with Landlord and other tenants and their respective employees, invitees, licensees, or other visitors. Landlord grants Tenant, its employees, invitees, licensees and other visitors a nonexclusive license for the Term to use the common areas in common with others entitled to use the common areas, subject to the terms and conditions of this Lease. Without advance written notice to Tenant, and without any liability to Tenant in any respect, provided Landlord will take no action permitted under this paragraph in such a manner as to materially impair or adversely affect Tenant's substantial benefit and enjoyment of the Premises, Landlord will have the right to:

          1) Temporarily close any of the common areas for maintenance, alteration or improvement purposes; and

          2) Change the size, use, shape or nature of any such common areas, so long as it does not materially interfere or adversely impact Tenant's business.


Tenant, at its sole cost and expense, shall be responsible for the care and
maintenance of Building 2.   Provided, however, that Tenant shall not be
responsible for the costs of any maintenance that results from the negligence of, or is caused by Landlord.


     3. OBLIGATION OF LANDLORD TO REIMBURSE TENANT FOR CONSTRUCTION EXPENDITURES. Landlord shall have the following obligations with respect to Tenant's construction of Building 2 and other alterations and improvements of the Premises:

     (a) Landlord acknowledges that Tenant has heretofore commenced construction of Building 2, as more fully described in Exhibit A attached hereto, and further acknowledges that Tenant shall complete the construction of Building 2. Landlord will credit Tenant for the actual costs of the construction of Building 2, as provided herein, excepting any specialized fit-up. Specialized fit-up shall be undertaken at Tenant's expense;

     (b) Landlord acknowledges that Tenant has heretofore made considerable expenditures to construct Building 2. Upon execution of this Lease, Landlord agrees to credit Tenant as pre-paid Lease Payments, all expenditures associated with the construction of Building 2 to the date of execution of the Lease;

     (c) Landlord acknowledges that Tenant shall continue to make considerable expenditures to complete the construction of Building 2 and/or to make other alterations and improvements to Building 2. Landlord agrees to credit Tenant as pre-paid Lease Payments, all expenditures associated with the construction of Building 2, excluding any specialized fit-up;

     (d) Tenant acknowledges that Landlord shall own Building 2 and Tenant shall transfer all of its right, title and ownership interest, subject to the terms of this Agreement, in Building 2 to Landlord.


     4. OCCUPANCY. Tenant shall use and occupy the Premises for no purpose other than the conduct of Tenant's business. Tenant shall have the right to terminate this Agreement upon Ninety (90) days prior written notice, with or without cause.

     5. PARKING. Tenant shall pay for its Pro Rata Share of any required parking lot maintenance, including re-surfacing of the parking lots and lighting repairs/modification. Tenant shall construct sufficient parking, as defined by the Town of Colonie Building Code, for the use of Building 2, as well as the replacement of parking lot space lost upon the construction of Building 2, at its sole cost and expense. Landlord will be responsible for the maintenance of such parking lots and will be reimbursed for such maintenance as provided herein. Tenant will be entitled to use the parking spaces around Building 2, and Landlord will be responsible for maintaining sufficient parking for the Premises. The Tenant uses the parking spaces at its own risk, and the Landlord will not be liable for loss or damage to any vehicle or any contents of such vehicle or accessories to any such vehicle, or any property left in any of the parking areas.

     6. REQUIREMENTS OF LAW. Tenant shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government and of any and all their departments and bureaus applicable to Tenant's particular use of the Premises, for the correction, prevention, and abatement of nuisances or other grievances, in, upon, or connected with the Premises during the Term. Tenant shall provide Landlord with copies of any government orders or notices that it receives connected with the Premises. Tenant will not occupy Building 2 until Building 2 complies with local building codes and a temporary certificate of occupancy for Building 2 has been issued.

     7.   TENANT ALTERATIONS AND IMPROVEMENTS: TRADE FIXTURES; TENANT REPAIRS:
In addition to those alterations and improvements provided for in Section 3 above, Tenant shall have the right to adapt from time to time Building 2 to its use and, in that connection, shall have the right to install manufacturing facilities, laboratory facilities, test centers, showcases, counters, electrical, telephone and other communications connections and other trade fixtures necessary to accommodate Tenant's business operation. Tenant shall obtain prior consent from Landlord for any major Tenant alterations and improvements and any alterations, improvements or work of any kind with respect to the roof, which consent shall not be unreasonably withheld. All Tenant alterations and improvements must be done in good, workmanlike and orderly fashion, and shall be of such nature that as not to affect the safety or structural soundness of the Building 2. Tenant shall not make any alterations or improvements to the roof that are inconsistent with or void Landlord's warranty for the roof. Landlord's warranty shall permit the use of multiple contractors.

     Any and all alterations, improvements, additions and partitions, including the installation of trade fixtures, which may be made by Landlord or by Tenant upon the Premises, shall be the sole and absolute property of Landlord and shall remain upon and be surrendered with the Premises, as a part thereof, at the termination of this Lease (whether by default or otherwise), without disturbance, molestation or injury, with the exception that any such alterations, improvements, additions, partitions, or trade fixtures which relate specifically to Tenant's business may be removed from the Premises by Tenant upon termination of the Lease, provided that Tenant can accomplish such removal without damage to the Premises.

     Subject to all other terms of this Lease, Tenant shall take good care of Building 2 and fixtures, make good any injury or breakage done by Tenant or Tenant's agents, employees or visitors, and shall quit and surrender Building 2, at the end of the Term, in as good condition as the reasonable use thereof will permit.

     8. ASSIGNMENT. Tenant, successors, heirs, executors or administrators shall not assign this agreement, or underlet or underlease Building 2, or any part thereof, without Landlord's prior consent in writing. Notwithstanding any such permitted sublease, Tenant shall remain fully and primarily liable for the payment of all rent and additional rent, and the performance of all the terms, covenants and conditions contained in this Lease Agreement, jointly and severally with such assignee or sublessee. Tenant shall not occupy, or permit or suffer the Premises to be occupied for any business or purpose deemed disreputable or extra-hazardous, under the penalty of damages. and forfeiture, and in the event of a breach thereof, the Term herein shall immediately cease and determine at the option of Landlord as if it were the expiration of the original Term.

     9. SIGNS. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the Premises or Building without the prior written approval and consent of Landlord, which shall not be unreasonably withheld. Should Landlord deem it necessary to remove the same in order to paint, alter, or remodel any part of the Building, Landlord may remove and replace same at Landlord's expense. Landlord shall supply the exterior monument sign for the Building to which Tenant may affix its name. All costs associated with affixing Tenant's name to the exterior monument sign or Tenant's entry door shall be borne by Tenant. Tenant must have its name placed on its entry door within one month of its occupancy date. Any temporary signage may be displayed only on prior written approval by Landlord, which approval shall not be unreasonably withheld. All signage must conform to applicable Town of Colonie Sign Law.


     10. DEFAULT OF TENANT. Each of the following shall be an "Event of Default" under this Lease:

          (a) any failure of Tenant to pay any rent when due and such failure continues uncured for fifteen (15) days after Landlord gives Tenant notice of such failure;

          (b) any failure of Tenant to perform any other of the terms, conditions or covenants of this Lease to be performed by Tenant and such failure continues uncured for thirty (30) days after written notice from Landlord specifying such failure, except that in cases where Tenant cannot reasonably cure within said thirty (30) day period, only if Tenant fails to commence to cure within such thirty (30) day period and thereafter to diligently continue to cure the same until fully corrected; and

          (c) if both (i) Tenant's estate created by this Lease shall be taken upon execution, attachment or other process of law, and any such execution, attachment or other process be not vacated or set aside within thirty (30) days thereafter, or if Tenant shall be adjudged as bankrupt, or if Tenant shall file a voluntary petition in bankruptcy, or if an involuntary petition in bankruptcy be filed and not vacated or set aside within ninety (90) days thereafter, and
(ii) there otherwise occurs an Event of Default as specified in subparagraphs "(a)" and "(b)" above.

     11. REMEDIES. Upon an Event of Default, Landlord may immediately, or at any time thereafter, re-enter the Premises and remove all persons and all or any property therefrom, either by summary dispossession proceedings, or by any suitable action or proceeding at law, and repossess and enjoy the Premises together with all additions, alterations and improvements. In any such case, Landlord may either relet the Premises or any part or parts thereof for Landlord's own account, or may at Landlord's option, relet the Premises or any part or parts thereof, as the agent of Tenant, and receive the Rents therefor, applying the same first to the payment of such expenses as Landlord may have incurred, and then to the fulfillment of the covenants of Tenant herein, and the balance, if any, at the expiration of the Term, shall be paid to Tenant. In the event that the Term shall terminate by summary proceedings or otherwise, and if Landlord shall not relet the Premises for Landlord's own account, then, whether or not the Premises be relet, Tenant shall remain liable for, and Tenant hereby agrees to pay to Landlord, until the time when this Lease would have expired but for such termination or expiration, the equivalent of the amount of all of the Rent and "additional Rent" reserved herein, less the avails of reletting, if any, and the same shall be due and payable by Tenant to Landlord on the several Rent days above specified; that is, upon each of such Rent days Tenant shall pay to Landlord the amount of deficiency then existing. Tenant hereby expressly waives any and all right of redemption in case Tenant shall be dispossessed by judgment or warrant of any court or judge, and Tenant waives and will waive all right to trial by jury in any summary proceedings hereafter instituted by Landlord against Tenant in respect to the Premises or any action to recover Rent or damages hereunder.

     12. DEFAULT BY LANDLORD. In the event that the Landlord shall sell or otherwise dispose of Building 2, Landlord shall apply the proceeds of such sale (less expenses) to the fulfillment of the covenants of Tenant herein and the balance, if any, shall be paid to Tenant up to an amount equal to any credit due to Tenant in consideration for the construction of Building 2 as set forth in paragraph 3 herein.

     In the event of a breach or default or threatened breach or default by the Landlord of any term or condition of this Agreement, the Tenant, in addition to any other rights and remedies available at law or in equity and without the necessity of proving actual damages or posting a bond or similar security, shall have the immediate right to cancel this Agreement without further obligation to the Landlord, and shall be entitled to injunctive relief including, but not limited to, specific performance with respect to the breach or default or threatened breach or default, and shall also be entitled to receive damages, including but not limited to consequential, compensatory, and incidental damages resulting therefrom. A breach or default or threatened breach or default by the Landlord of any term or condition of this Agreement shall not relieve the Landlord of its obligations to provide compensation to the Tenant pursuant to this Agreement. Upon termination of this Agreement resulting from a breach by the Landlord of any term or condition of this Agreement, in addition to damages, specific performance and/or other equitable relief, the Landlord shall pay the Tenant any credit due to Tenant in consideration for the construction of Building 2 as set forth in paragraph 2 herein.

     13. ACCESS TO PREMISES. Tenant agrees that Landlord and Landlord's agents and other representatives shall have the right to enter into and upon the Premises, or any part thereof, at all reasonable hours and upon twenty-four (24) hours reasonable notice (except in the case of emergencies) for the purpose of examining the same, or for making such repairs, alterations, additions, or improvements therein as may be necessary or deemed advisable by Landlord.

     14. INABILITY TO PERFORM. Except as set forth herein, this Lease and the obligation of Tenant to pay Lease Payments hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures or Landlord is prevented or delayed from so doing, by reason of governmental preemption in connection with any National Emergency declared by the President of the United States or in connection with any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the condition of supply and demand which have been or are affected by war or other emergency.

     15. DESTRUCTION. In the case of damage, by fire or other action of the elements, to Building 2, without the fault of Tenant or of Tenant's agents or employees, if the damage is so extensive as to amount practically to the total destruction of the Premises or of the Building, or if Landlord shall within a reasonable time decide not to rebuild, this Lease shall cease and come to an end, and the Base Rent shall be apportioned to the time of the damage and Tenant shall be reimbursed for for any prepaid Lease Payments for the remainder of the Term. In all other cases where the Premises are damaged by fire without the fault of Tenant or of Tenant's agents or employees, Landlord promptly shall repair the damage after notice of damage, and if the damage has rendered Building 2 untenantable, in whole or in part, there shall be an apportionment of the Rent until the damage has been repaired. Consideration shall be given to delays caused by strikes, adjustment of insurance and other causes beyond Landlord's control. Landlord is not required to repair or replace any equipment, fixtures, furnishings or decorations, unless originally installed by Landlord.

     If the fire or other casualty is caused by an act or negligence of Tenant, Tenant's employees or invitees, then all repairs will be made at Tenant's expense and Tenant must pay the full rent with no adjustment. The cost of the repairs will be added rent.

     Landlord has the right to demolish or rebuild Building 2 if there is substantial damage by fire or other casualty. Landlord or Tenant may cancel this Lease within Thirty (30) days after the substantial fire or casualty by giving Landlord/Tenant notice of Landlord's/Tenant's intention to demolish or rebuild. The Lease will end Thirty (30) days after Landlord's/Tenant's cancellation notice to Landlord/Tenant. Tenant must deliver the Building 2 to Landlord on or before the cancellation date in the notice and pay all Lease Payments due to the date of the fire or casualty, and Tenant shall be reimbursed
for any prepaid Lease Payments for the remainder of the Term.   If the Lease is
canceled, Landlord is not required to repair the Premises or Building. The cancellation does not release the Tenant or Landlord of liability in connection with the fire or casualty. This section is intended to replace the terms of New York Real Property Law Section 227.

     16. CONDEMNATION. Should the land whereon all or part of the Building stands be condemned for public use, then in that event, upon the taking of the same for such public use, this Lease shall become null and void, and the Term shall cease and come to an end upon the date when the same shall be taken and the Rent and all other charges shall be apportioned as of said date. Tenant shall have no claim against Landlord for the value of any unexpired Term of this Lease, except for any prepaid Lease Payments for the remainder of the Term.

     17. LIABILITY. Landlord is exempt from any and all liability for any damage or injury to person or property caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of said Building 2 or from any damage or injury resulting or arising from any other cause or happening whatsoever unless said damage or injury be caused by or be due to the negligence of Landlord.

     18. INDEMNIFICATION. Except for any injury or damage to persons or property on the Premises that is caused by or results from the negligence or deliberate act of Landlord, its employees or agents, and subject to the provisions of paragraph 20, Tenant will not hold Landlord, its employees or agents liable for, and Tenant will indemnify and hold harmless Landlord, its employees and agents from and against any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), liabilities, judgments and expenses (including without limitation reasonable attorneys' fees) incurred in connection with or arising from:

     1) the use or occupancy or manner of use or occupancy of the Building 2 by Tenant or any person claiming under Tenant;

     2) any activity, work or thing done or permitted by Tenant in or about the Premises, or Building 2;

     3) any breach by Tenant or its employees, agents, contractors or invitees of this Lease; and

     4) any injury or damage to the person, property or business of Tenant, its employees, agents, contractors or invitees entering upon the Premises under the express or implied invitation of Tenant.

     If any action or proceeding is brought against Landlord, its employees or agents by reason of any such claim for which Tenant has indemnified Landlord, Tenant, upon written notice from Landlord, will defend the same at Tenant's expense, with counsel reasonably satisfactory to Landlord.

     19. TENANT'S INSURANCE. At all times during the Term, Tenant will carry and maintain, at Tenant's expense, the following insurance, in the amounts specified below or such other amounts as Landlord may from time to time reasonably request, with insurance companies and on forms satisfactory to
Landlord:

                    1) Bodily injury and property damage liability insurance, with a combined single occurrence limit of not less than Three Million Dollars ($3,000,000) or the appraised value of the Premises, whichever is greater. All such insurance will be equivalent to coverage offered by a commercial general liability form, including without limitation personal injury and contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in this Lease;

                    2) Workers' compensation insurance satisfying Tenant's obligations and liabilities under the workers' compensation laws of the State of New York, including employer's liability insurance in the limits required by the laws of the State of New York; and

                    3) If Tenant operates owned, hired or non-owned vehicles on the project, comprehensive automobile liability at a limit of liability not less than Five Hundred Thousand Dollars ($500,000) combined bodily injury and property damage.

     A certificate of insurance, naming the Landlord as additional insured, will be delivered to the Landlord prior to the Tenant's occupancy of the Premises. All commercial general liability or comparable policies maintained by Tenant will name Landlord as additional insured. All commercial general liability and property policies maintained by Tenant will be written as primary policies, not contributing with and supplemental to the coverage that the Landlord may carry.

     20. LIABILITY INSURANCE. Tenant shall carry public liability insurance in the amount of One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) aggregate covering the Premises and shall name Landlord as an additional insured therein and shall furnish to Landlord a certificate of said insurance.

     21. WAIVER OF CLAIMS AND SUBROGATION. Landlord shall be exempt from, and the Tenant agrees to accept the risk of loss by fire or other casualty covered by insurance as to the contents, leasehold improvements or fixtures of the Building 2 ensuing by reason of fire or other casualty covered by insurance. Tenant shall be exempt from, and Landlord agrees to accept the risk of loss by fire or other casualty covered by insurance as to the building, equipment, fixtures and appurtenances of the Premises during the Term or any renewal thereof. Landlord and Tenant shall each cause each insurance policy carried by each respectively, insuring Building 2 or the Premises, its contents, Leasehold improvements or fixtures, to be written in a manner so as to provide that the insurance companies waive all right or recovery by way of subrogation against the other party in connection with any loss or damage covered by any such policies.

     22. NO WAIVER. The failure of Landlord or Tenant to insist upon a strict performance of any of the Terms, conditions and covenants herein, shall not be deemed a waiver of any rights or remedies that Landlord or Tenant may have, and shall not be deemed a waiver of any subsequent breach or default in the Terms, conditions and covenants herein contained. This instrument may not be changed, modified or discharged orally.

     23. SUBORDINATION. This instrument shall not be a lien against the Premises in respect to any bank, insurance company or other lending institution mortgages that are now on or that hereafter may be placed against the Premises, and that the recording of such mortgage or mortgages shall have preference and precedence and be superior and prior in lien of this Lease, irrespective of the date of recording and Tenant agrees to execute any such instrument without cost, that may be reasonably necessary or desirable to further effect the subordination of this Lease to any such mortgage or mortgages, provided any such mortgagee shall first execute and deliver to Tenant a nondisturbance agreement in a form reasonably satisfactory to Tenant, by which the mortgagee agrees not to cut off this Lease in foreclosure. Tenant's refusal to execute such instrument shall entitle Landlord, or Landlord's assigns and legal representatives, to cancel this Lease without incurring any expense or damage and the Term hereby granted is expressly limited accordingly.

     24. ESTOPPEL CERTIFICATE. Tenant shall from time to time, upon Landlord's reasonable request, deliver a written instrument ("Estoppel Certificate") to Landlord or to any other person or firm specified by Landlord, duly executed and acknowledged, certifying to the best of its knowledge, information or belief that this Lease is unmodified and in full force and effect or, if there has been any modification, that the Lease is in full force and effect as modified, and stating any and all such modifications; specifying the dates to which Lease Payments provided for herein have been paid, and whether there exists any default in the performance of any covenant agreement, term, provision or condition contained in this Lease.

     25. QUIET ENJOYMENT. Tenant, upon payment of the rent, additional rent and other required charges, and the performance by Tenant under this Lease, shall have the peaceful and quiet enjoyment of Building 2 without hindrance or disturbance by Landlord or those claiming by, through or under Landlord, or any other person or entity whatsoever.

     26. LATE CHARGES. A late charge of five (5) percent shall be assessed to any rental payment not made within fifteen (15) days of the due date and shall be considered additional rent.

     27. NOTICES. Any notice given Tenant shall be in writing and sent by registered or certified mail to Tenant at:

          Plug Power, L.L.C.
          968 Albany-Shaker Road
          Latham, New York 12110


Tenant may change the address at which notices shall be given at any time by like notice to Landlord. Any notices to be given Landlord shall be given in writing and sent by certified mail to Landlord at:

          Mechanical Technology, Incorporated
          968 Albany-Shaker Road
          Latham, New York 12110

Landlord may change the address at which notices shall be given any time by like notice to Tenant.

     28. ATTACHMENTS TO LEASE. The covenants and agreements in the Lease, addendums, exhibits and attachments shall be binding upon the parties hereto and upon their respective successors, heirs, executors and administrators.

     29. MISCELLANEOUS. Notwithstanding anything to the contrary contained in this Lease, any monies due Landlord under this Lease in addition to the rent shall be deemed to be additional rent. Any default on the payment of such additional rent shall give Landlord the same rights and remedies as are provided herein with respect to a default in the payment of rent. Tenant's obligations to pay rent and additional rent shall survive the expiration of the Term, or earlier termination of this Lease.

     The failure of Landlord or Tenant to insist upon a strict performance of any term, covenant or condition herein shall not be deemed a waiver of any rights or remedies that Landlord or Tenant may have or a waiver of any subsequent breach or default.

     If any provision of this Lease shall be unenforceable or invalid, such unenforceability or invalidity shall not affect any other provision of this Lease.

     IN WITNESS WHEREOF, Landlord and Tenant respectively have signed and sealed this Lease as of the day and year first above written.


                                          MECHANICAL TECHNOLOGY, INCORPORATED

                                          By:   ___________________________
                                          Its:


                                          PLUG POWER, L.L.C.


                                          By:   ___________________________
                                          Name:
                                          Title:

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF ALBANY   )

     On this ____ day of _________________ in the year 1999 before me, the undersigned, a Notary Public in and for said State, personally appeared ___________________________ ____________________________________________,
personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                        ______________________________
                                                NOTARY PUBLIC



STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF ALBANY   )

     On this ____ day of _________________ in the year 1999 before me, the undersigned, a Notary Public in and for said State, personally appeared ___________________________ ____________________________________________,
personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                        ______________________________
                                                NOTARY PUBLIC

                                   EXHIBIT F


                             Permitted Exceptions
                             --------------------


     The Permitted Exceptions are listed in Schedule B of the Commitment for Title Insurance, Exhibit "B" attached hereto.

This Indenture Made the   day of June Nineteen Hundred and Ninety-Nine


Between

MECHANICAL TECHNOLOGY INCORPORATED, a Corporation organized under the laws of the State of New York, located at 968 Albany-Shaker Road, Town of Colonie, County of Albany and State of New York,

                                   the party of the first part, and

PLUG POWER, LLC, a Limited Liability Corporation organized under the laws of the State of Delaware, located at 968 Albany-Shaker Road, Town of Colonie, County of Albany and State of New York,

                                   the party of the second part.

Witnesseth, that the party of the first part, in consideration of ONE and No/100 Dollar ($1.00) lawful money of the United States, and other good and valuable consideration paid by the party of the second part, does hereby grant and release unto the party of the second part, the successors and assigns of the party of the second part forever,

     ALL that certain tract, piece or parcel of land with the buildings thereon erected, situate, lying and being in the Town of Colonie, County of Albany, State of New York, bounded and described as follows:

     BEGINNING at a point in the westerly line of the Albany-Shaker Road (County Road No. 151) at a point of intersection of the division line between the herein described lands on the North and the lands now or formerly of Mechanical Technology, Inc. (Book 2214 Page 845) on the South, and running thence South 79 degrees 44' West 161.40 feet to a point; thence South 11 degrees 59' East 195.00 feet to a point; thence South 11 degrees 36' East 152.84 feet to a point in the northerly line of lands now or formerly of British American Development Corp. (Tax ID No. 18.00-1-17.1); thence North 86 degrees 15' West 1,023.97 feet to a point in the easterly line of lands now or formerly of Richard A. Willig and David L. Willig (Book 2364 Page 652); thence North 19 degrees 17' East 425.54 feet to a point; thence North 42 degrees North 11' West 739.06 feet to a point in the easterly line of lands now or formerly of Pepper Woods Inc. (Book 2448 Page 600); thence North 35 degrees 40' East 507.58 feet to a point in the southerly line of lands now or formerly of James Paul Faddegon & Patricia Ann Faddegon (Book 2331 Page 645); thence North 82 degrees 29' East 271.04 feet to a point; thence North 80 degrees 11' East 149.78 feet to a point; thence North 74 degrees 23' East 104.24 feet to a point in the southerly line of lands now or formerly of William Bebout & Helen Bebout (Book 2235 Page 1139); thence South 56 degrees 05' East 762.30 feet to a point in the westerly line of Albany Shaker Road (1990 Boundary); thence along the westerly line of

Albany Shaker Road the following four courses; 1) South 20 degrees 58' West
29.21 feet, 2) South 03 degrees 07' West 70.98 feet, 3) South 02 degrees 14' West 92.82, 4) South 04 degrees 06' East 533.52 feet to the point and place of beginning;

     BEING AND INTENDED TO BE the same premises as were conveyed to the said Mechanical Technology Incorporated by deed from Industrial Park Development Corporation dated September ______, 1974 and recorded in the Albany County Clerk's Office on October 16, 1974 in Book 2089 of Deeds at Page 299.

     SUBJECT TO covenants and restrictions of record affecting the premises.

     TOGETHER with all right, title and interest, if any, of the party of the first part in and to any streets and roads abutting the above described premises to the center lines thereof; TOGETHER with the appurtenances and all the estate and rights of the party of the first part in and to said premises; TO HAVE AND TO HOLD the premises herein granted unto the party of the second part, the heirs or successors and assigns of the party of the second part forever.

     AND the party of the first part, in compliance with Section 13 of the Lien Law, covenants that the party of the first part will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of the improvement and will apply the same first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose.

     AND the party of the first part covenants as follows: that said party of the first part is seized of the said premises in fee simple, and has good right to convey the same; that the party of the second part shall quietly enjoy the said premises; that the said premises are free from encumbrances, except as aforesaid; that the party of the first part will execute or procure any further necessary assurance of the title to said premises; and that said party of the first part will forever warrant the title to said premises.

     The word "party" shall be construed as if it read "parties" whenever the sense of this indenture so requires.

     IN WITNESS WHEREOF, the party of the first part has duly executed this deed the day and year first above written.

                       Corporation: MECHANICAL TECHNOLOGY INCORPORATED

                                By: __________________________________________

                                    Cynthia A. Scheuer

                             Title: Vice President and Chief Financial Officer

                   Corporation:   PLUG POWER, L.L.C

                            By:   ___________________________________

                                  Gary Mittleman

                         Title:   Chief Executive Officer


STATE OF NEW YORK
COUNTY OF ALBANY

     On this ___ day of ____________, 1999, before me came CYNTHIA A. SCHEUER, to me personally known, who being duly sworn, did depose and say that she resides at Castleton in the County of Rensselaer and that she is the CHIEF FINANCIAL OFFICER of MECHANICAL TECHNOLOGY INCORPORATED, the corporation described in and which executed the above instrument, that she signed her name thereto by order of the Board of Directors of said Corporation.


                                        ___________________________________
                                                    Notary Public


STATE OF NEW YORK
COUNTY OF ALBANY

     On this ___ day of ____________, 1999, before me came GARY MITTLEMAN, to me personally known, who being duly sworn, did depose and say that he resides at __________ in the County of Albany and that he is the CHIEF EXECUTIVE OFFICER of PLUG POWER, L.L.C., the Limited Liability Company described in and which executed the above instrument, that he signed his name thereto by order of the Board of Directors of said Company.


                                        ___________________________________
                                                    Notary Public

                                                                     "EXHIBIT H"

This Indenture Made the    day of June Nineteen Hundred and Ninety-Nine



Between

MECHANICAL TECHNOLOGY INCORPORATED, a Corporation organized under the laws of the State of New York, located at 968 Albany-Shaker Road, Town of Colonie, County of Albany and State of New York,


                                   the party of the first part, and

PLUG POWER, LLC, a Limited Liability Corporation organized under the laws of the State of Delaware, located at 968 Albany-Shaker Road, Town of Colonie, County of Albany and State of New York,


                                   the party of the second part.


Witnesseth, that the party of the first part, in consideration of ONE and No/100 Dollar ($1.00) lawful money of the United States, and other good and valuable consideration paid by the party of the second part, does hereby grant and release unto the party of the second part, the successors and assigns of the party of the second part forever,

     ALL THAT TRACT PIECE OR PARCEL OF LAND, situate in the Town of Colonie, Albany County, New York, lying along the Westerly side of the Albany-Shaker Road, and further bounded and described as follows:

     BEGINNING at an iron pipe in the westerly line of the Albany-Shaker Road distant North 11 degrees 21' West, 95 feet from an iron pipe in the northeasterly corner of the lands now or formerly of Edward McNeil and runs thence along the westerly side of the Albany-Shaker Road, north 11 degrees 21' West, 100.0 feet to an elm tree; thence along the southerly line of lands now or formerly of Kate Male, south 80 degrees 22' West, 163.0 feet to an iron pipe, thence south 11 degrees 21' East, 100.0 feet to an iron pipe; thence through the lands now or formerly of Eugene LeMoine, north 80 degrees 22' East, 163.0 feet to the point or place of beginning and containing about 0.374 of an acre of land. The above bearings being as surveyed by C.T. Male Associates, Charles T. Male, Jr. L.S., June 7, 1956.

     SUBJECT TO covenants and restrictions of record affecting the premises.

     TOGETHER with all right, title and interest, if any, of the party of the first part in and to any streets and roads abutting the above described premises to the center lines thereof; TOGETHER with the appurtenances and all the estate and rights of the party of the first part in and to said premises; TO HAVE AND TO HOLD the premises herein granted unto the party of the second part, the heirs or successors and assigns of the party of the second part forever.

     AND the party of the first part, in compliance with Section 13 of the Lien Law, covenants that the party of the first part will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of the improvement and will apply the same first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose.

     AND the party of the first part covenants as follows: that said party of the first part is seized of the said premises in fee simple, and has good right to convey the same; that the party of the second part shall quietly enjoy the said premises; that the said premises are free from encumbrances, except as aforesaid; that the party of the first part will execute or procure any further necessary assurance of the title to said premises; and that said party of the first part will forever warrant the title to said premises.

     The word "party" shall be construed as if it read "parties" whenever the sense of this indenture so requires.

     IN WITNESS WHEREOF, the party of the first part has duly executed this deed the day and year first above written.

                         Corporation: MECHANICAL TECHNOLOGY INCORPORATED

                                  By: __________________________________

                                      Cynthia A. Scheuer

                               Title: Vice President and Chief Financial Officer


                         Corporation: PLUG POWER, L.L.C

                                  By: __________________________________

                                      Gary Mittleman

                               Title: Chief Executive Officer

STATE OF NEW YORK
COUNTY OF ALBANY

     On this ____ day of ___________, 1999, before me came CYNTHIA A. SCHEUER, to me personally known, who being duly sworn, did depose and say that she resides at Castleton in the County of Rensselaer and that she is the CHIEF FINANCIAL OFFICER of MECHANICAL TECHNOLOGY INCORPORATED, the corporation described in and which executed the above instrument, that she signed her name thereto by order of the Board of Directors of said Corporation.


                                                      ________________________
                                                            Notary Public



STATE OF NEW YORK
COUNTY OF ALBANY

     On this ____ day of __________, 1999, before me came GARY MITTLEMAN, to me personally known, who being duly sworn, did depose and say that he resides at ________ in the County of Albany and that he is the CHIEF EXECUTIVE OFFICER of PLUG POWER, L.L.C., the Limited Liability Company described in and which executed the above instrument, that he signed his name thereto by order of the Board of Directors of said Company.


                                                      ________________________
                                                            Notary Public